UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2022

DoorDash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 2nd Street, South Tower, 8th Floor

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(650) 487-3970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Amendment to the Share Purchase Agreement

As previously announced, on November 9, 2021, DoorDash, Inc., a Delaware corporation (“DoorDash”), Wolt Enterprises Oy, a limited liability company incorporated and existing under the laws of Finland (“Wolt”), and Mikko Kuusi, as the representative of Wolt’s securityholders (such representative as may be replaced from time to time, the “Securityholder Representative”), entered into a Share Purchase Agreement (the “Original Share Purchase Agreement”), pursuant to which, subject to the terms and conditions thereof, at the closing of the transactions contemplated in the Original Share Purchase Agreement (the “Closing”), DoorDash would purchase from each Wolt securityholder entering into a joinder agreement to the Original Share Purchase Agreement all Wolt shares and all outstanding and unexercised options to subscribe for Wolt common shares that are vested as of the Closing (each, a “Vested Wolt Option”) held by such Wolt securityholders in exchange for shares of DoorDash Class A common stock.

On April 9, 2022, DoorDash, Wolt and Mikko Kuusi, as the Securityholder Representative, entered into an amendment (the “Amendment”) to the Original Share Purchase Agreement (the Original Share Purchase Agreement, as amended by the Amendment, the “Share Purchase Agreement”) for the purpose of amending certain terms of the Original Share Purchase Agreement, including in order to (i) revise the consideration allocation mechanics in the Original Share Purchase Agreement to accommodate the liquidation preference provisions of Wolt’s stockholders’ agreements and articles of association to the extent they would entitle a holder of Wolt preferred shares to receive a liquidation preference amount in respect of such Wolt preferred shares sold in the proposed transactions and (ii) revise the treatment of Vested Wolt Options to provide that upon the Closing, each Vested Wolt Option will automatically be cancelled and the holder thereof shall be entitled to receive either a substitute vested option to purchase DoorDash class A common stock (with respect to holders who are continuing Wolt employees) or shares of DoorDash Class A common stock (with respect to holders who are not continuing Wolt employees), in each case, on the terms and conditions set forth in the Share Purchase Agreement. The Share Purchase Agreement contemplates that Wolt’s shareholders will become parties to the Share Purchase Agreement through the execution of a joinder agreement and that certain Wolt shareholders will enter into a lockup agreement. In connection with entering into the Amendment, the parties also agreed to updated forms of the lockup agreement and joinder agreement that were attached as an exhibit to the Original Share Purchase Agreement (such forms as updated pursuant to the Amendment, the “Lockup Agreement” and the “Joinder Agreement,” respectively).

A copy of the Amendment, the Lockup Agreement and the Joinder Agreement are filed as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, to this Form 8-K, and are hereby incorporated by reference into this Item 8.01.

Supplemental Disclosure

This Form 8-K updates, amends and supplements the prospectus (the “Prospectus”) included in the Registration Statement on Amendment No. 1 to Form S-4, File No. 333-261844, filed by DoorDash with the Securities and Exchange Commission (the “SEC”) on February 24, 2022 and declared effective by the SEC on February 28, 2022. The information contained in this Form 8-K and each of the Amendment, the Lockup Agreement and the Joinder Agreement (as attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively), is incorporated by reference into the Prospectus and should be read in conjunction with the Prospectus and any updates, amendments or supplements thereto. The summary description of the Amendment, the Lockup Agreement and the Joinder Agreement set forth above and below are qualified in their entirety by reference to the full text of the Amendment, the Lockup Agreement and the Joinder Agreement. To the extent that information in this Form 8-K differs from or updates information contained in the Prospectus, the information in this Form 8-K shall supersede or supplement the information in the Prospectus.

Without limiting the generality of the foregoing, unless the context otherwise requires, the following defined terms used in the Prospectus and this supplemental disclosure shall be amended to have the following meanings:

•	all references to the “Share Purchase Agreement” or “Annex A” shall be deemed to refer, where applicable, to the Original Share Purchase Agreement as amended by the Amendment;

•

all references to the “Lockup Agreement” or “Annex C” shall be deemed to refer, where applicable, to the form of Lockup Agreement attached hereto as Exhibit 2.2, which shall amend and restate Annex C to the Prospectus;

•

all references to the “Joinder Agreement” or “Annex D” shall be deemed to refer, where applicable, to the form of Joinder Agreement attached hereto as Exhibit 2.3, which shall amend and restate Annex D to the Prospectus;

•	all references to terms used in this supplemental disclosure that are not otherwise defined herein shall have the meaning ascribed to such terms in the Prospectus; and

•

all terms defined in this supplemental disclosure that are used in provisions of the Prospectus (whether or not such provisions are included in this supplemental disclosure), shall have the meanings ascribed to such terms in this supplemental disclosure.

1.	The first eight paragraphs of the cover letter to the Prospectus are hereby amended, restated and supplemented to read as follows:

To Securityholders of Wolt Enterprises Oy:

As you may be aware, on November 9, 2021, Wolt Enterprises Oy (“Wolt”), DoorDash, Inc. (“DoorDash”) and Mikko Kuusi, as the representative of Wolt’s securityholders (such representative as may be replaced from time to time, the “Securityholder Representative”) entered into a Share Purchase Agreement (the “Original Share Purchase Agreement”) and on April 9, 2022, Wolt, DoorDash and the Securityholder Representative entered into an amendment to the Original Share Purchase Agreement (the “Amendment”, and the Original Share Purchase Agreement, as amended by the Amendment, the “Share Purchase Agreement”). Pursuant to the Share Purchase Agreement, DoorDash has agreed, on the terms and subject to the conditions set forth in the Share Purchase Agreement, to purchase all shares of Wolt (including each Wolt share issued or issuable pursuant to a valid exercise of a Wolt option that is pending as of the Closing (defined below), a “Pending Exercise”) held by each Wolt securityholder who becomes a party to the Share Purchase Agreement through the execution of a joinder agreement to the Share Purchase Agreement (a “Joinder Agreement,” each such securityholder is referred to herein as a “Seller,” the purchase of such Seller’s Wolt securities is referred to herein as the “Purchase” and the Purchase, together with the other transactions contemplated in the Share Purchase Agreement, are referred to herein as the “Transaction”).

In connection with the execution of the Original Share Purchase Agreement, Wolt shareholders who collectively owned, as of November 9, 2021, approximately 72% of the outstanding Wolt shares and approximately 64% of the fully-diluted securities of Wolt (the “Supporting Stockholders”) entered into support agreements (the “Support Agreements”) with DoorDash, pursuant to which each Supporting Stockholder agreed to sell their Wolt shares to DoorDash in accordance with the terms of the Support Agreements and enter into the Share Purchase Agreement as a Seller thereunder, and be bound by the obligations set forth therein through the execution of a Joinder Agreement, within seventy-two (72) hours following the later of the effectiveness of the registration statement, of which this prospectus forms a part, or, as and to the extent required, the date on which the prospectus in Finland is approved by the Finnish Financial Supervisory Authority and disseminated in accordance with the provisions of the Finnish and European Union prospectus regulations. The Support Agreements were entered into by holders of 5% or more of Wolt shares, executive officers, directors or founders of Wolt. In connection with DoorDash, Wolt and the Securityholder Representative entering into the Amendment, each Supporting Stockholder entered into an acknowledgement agreement with respect to the amendment of the Share Purchase Agreement.

As a practical matter for the purposes of the implementation of the Transaction, all Wolt shareholders are expected to accede to the Share Purchase Agreement as Sellers by signing Joinder Agreements and certain other ancillary documents before the consummation of the Transaction. For each Wolt shareholder who has not voluntarily acceded to the Share Purchase Agreement by way of signing a Joinder Agreement, Wolt may, and has agreed, pursuant to the Share Purchase Agreement, to cause a Joinder Agreement and other documents necessary for transferring such shareholder’s Wolt shares to be executed on behalf of such Wolt shareholder as such person’s or entity’s agent and attorney pursuant to the Wolt Stockholders’ Agreements (as defined below). For a discussion on the process for obtaining the Joinder Agreements, see the section titled “The Share Purchase Agreement—The Transaction” beginning on page 116 of this prospectus.

At the closing of the Purchase (the “Closing”), each Wolt share (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by a Seller will be sold to DoorDash in exchange for (i) a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Per Share Closing Stock Consideration (as defined in the Share Purchase Agreement and described below), and (ii) the right to receive a portion of the shares of DoorDash Class A common stock released for payment with respect to such share (if any) from the escrow funds established in connection with the Purchase as set forth in the Share Purchase Agreement as well as a portion of any shares of DoorDash Class A common stock issuable following the Closing in connection with the post-closing purchase price adjustments pursuant to the Share Purchase Agreement, in each case, at the time and in the manner contemplated in the Share Purchase Agreement. In addition, with respect to each Wolt Preferred Share (as defined below) held by a Seller, if the Per Share Preference Amount (as defined in the Share Purchase

Agreement and described below) with respect to such share exceeds the Per Share Reference Amount (as defined in the Share Purchase Agreement and described below) (the amount of such excess, if any, the “Liquidation Preference Top-Up Amount”), then such holder will also be entitled to receive in the Purchase a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Liquidation Preference Top-Up Amount with respect to such Wolt Preferred Share divided by the Acquiror Share Closing Trading Price (as defined in the Share Purchase Agreement and described below) (such shares issuable with respect to all Wolt Preferred Shares, if any, are referred to herein as the “Liquidation Preference Top-Up Shares”). After the Closing, each Seller will own shares of DoorDash Class A common stock and will no longer own Wolt securities.

At the Closing, all options to subscribe for Wolt class A common shares will be cancelled and extinguished and the holders thereof will be entitled to receive the consideration, and on the terms and conditions, provided for in the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, (i) the “Per Share Closing Stock Consideration” will equal a number of shares of DoorDash Class A common stock equal to the Total Share Consideration (as defined in the Share Purchase Agreement and described below) divided by the Company Security Number (as defined in the Share Purchase Agreement), and a portion of the Per Share Closing Stock Consideration will be subject to the holdback and escrow provisions of the Share Purchase Agreement, (ii) “Wolt Preferred Shares” means, collectively, the Wolt class B preferred shares, class C preferred shares, class D preferred shares, class E preferred shares, class F preferred shares and class G preferred shares, (iii) the “Per Share Preference Amount” means an amount specified by Wolt as the liquidation preference to which an applicable Wolt Preferred Share is entitled in connection with the Purchase pursuant to the Wolt Stockholders’ Agreements (as defined below) and the Wolt articles of association (the “Wolt Articles of Association”), (iv) the “Acquiror Share Closing Trading Price” means an amount equal to the volume weighted average price per share rounded to four (4) decimal places (with amounts 0.00005 and above rounded up) of the shares of DoorDash Class A common stock on the New York Stock Exchange (“NYSE”) for the ten (10) consecutive trading days ending with the complete trading day ending on the date that is four (4) trading days prior to the date of the Closing (as converted into euros pursuant to the Share Purchase Agreement) and (v) the “Per Share Reference Amount” means an amount equal to the Per Share Closing Stock Consideration multiplied by the Acquiror Share Closing Trading Price.

The Share Purchase Agreement provides that the Total Share Consideration will equal a number of shares of DoorDash Class A common stock equal to (i) 39,382,172, plus or minus, as applicable, (ii) a positive or negative number of shares (determined in the manner described below) based on the amount of Wolt’s cash and cash equivalents, transaction expenses, taxes, indebtedness and debt-like items, net working capital and aggregate option exercise prices for outstanding Wolt options (the “Consideration Adjustments”) and minus (iii) the aggregate number of Liquidation Preference Top-Up Shares issuable to the holders of Wolt Preferred Shares in connection with the Purchase, including all shares to be deposited into the escrow funds with respect thereto (such number calculated pursuant to clauses (i) through (iii) is collectively referred to herein as the “Total Share Consideration”). For purposes of adjusting the Total Share Consideration, the Consideration Adjustments will be calculated in euros and converted into shares based on a per share price of DoorDash Class A common stock of U.S. $206.4513 converted from U.S. dollars into euros using the Closing Euro Exchange Rate (as defined below). Pursuant to the Share Purchase Agreement, the “Closing Euro Exchange Rate” means the arithmetic mean of the average of the bid and ask spot rates for conversion of U.S. dollars to euros as reported by Bloomberg L.P. on each of the screen EUR Curncy BFIX on each of the ten (10) consecutive trading days ending with the business day ending four (4) business days prior to the date of the Closing. Further, the amount of any tax receivables (which have been confirmed by the Finnish Tax Administration as refundable or creditable to Wolt) of value-added taxes arising with respect to Wolt’s transaction costs will be taken into account when computing the amount of the Consideration Adjustments and hence also the amount of the Per Share Closing Stock Consideration.

Pursuant to the Share Purchase Agreement, each Seller will agree that the consideration payable to each Wolt shareholder in connection with the Purchase (including with respect to the method of calculating the amount of consideration that each Wolt shareholder is entitled to receive with respect to the preference amounts (or otherwise) pursuant to the Wolt Stockholders’ Agreements (as defined below) or pursuant to the Wolt Articles of Association, collectively, the “Payment Rights”) is and shall constitute the sole and exclusive consideration that such holder is entitled to receive in connection with the Purchase, that the shares of DoorDash Class A common stock payable to such holder pursuant to the terms of the Share Purchase Agreement shall satisfy in full the Payment Rights, and that no Seller shall have any further claim, and each Seller expressly waives any claim, with respect to or in any way related to any Payment Rights or any rights to receive any Wolt shares following the Closing.

DoorDash Class A common stock is traded on the NYSE under the symbol “DASH.” On April 11, 2022, the last reported sale price of a share of DoorDash Class A common stock on the NYSE was $104.72. We urge you to obtain current market quotations for the DoorDash Class A common stock because the value of the Per Share Closing Stock Consideration will fluctuate.

In addition, certain key employees of Wolt entered into stock restriction agreements with DoorDash prior to the execution of the Share Purchase Agreement. These agreements provide that 40% of the aggregate amount of shares of DoorDash Class A common stock and the aggregate amount of shares of DoorDash Class A common stock underlying the DoorDash stock options and DoorDash restricted stock units, as applicable, that each key employee otherwise would receive on the Closing in exchange for such key employee’s Wolt shares or in substitution of such key employee’s Wolt options (collectively, the “Restricted Consideration”) will be subject to a four-year time-based vesting schedule as set forth in the stock restriction agreement, subject to such key employee’s continued employment with Wolt, DoorDash or one of their subsidiaries through the applicable vesting date. If, prior to the date on which the Restricted Consideration is fully vested, there is a change in control of Wolt or DoorDash or the key employee’s employment is involuntarily terminated without “cause,” due to such key employee’s death or “disability” or for “good reason,” then a portion of such key employee’s then-unvested Restricted Consideration will become immediately vested, subject to such key employee (or his or her estate, as applicable) timely signing and not revoking a release of claims.

2.	The section of the Prospectus entitled “QUESTIONS AND ANSWERS ABOUT THE TRANSACTION” is supplemented as follows:

a.	The disclosure under the heading “Why am I receiving this prospectus?” on page 1 of the Prospectus is hereby amended and restated to read as follows:

DoorDash, Inc. (“DoorDash,” “we,” “us” or “our”) is providing this prospectus to the Wolt securityholders because DoorDash has entered into the Share Purchase Agreement, dated November 9, 2021 (the “Original Share Purchase Agreement”), which was amended on April 9, 2022 (the “Amendment,” and the Original Share Purchase Agreement, as amended by the Amendment, the “Share Purchase Agreement”), by and among Wolt Enterprises Oy (“Wolt”), DoorDash and Mikko Kuusi, as the representative of Wolt’s securityholders (such representative as may be replaced from time to time, the “Securityholder Representative”), pursuant to which DoorDash has agreed, on the terms and subject to the conditions set forth in the Share Purchase Agreement, to purchase all shares of Wolt (including each Wolt share issued or issuable pursuant to a valid Wolt option exercise that is pending as of the Closing (defined below), a “Pending Exercise”) held by each Wolt securityholder who becomes a party to the Share Purchase Agreement through the execution of a joinder agreement to the Share Purchase Agreement (a “Joinder Agreement,” each such securityholder is referred to herein as a “Seller,” the purchase of such Seller’s Wolt securities is referred to herein as the “Purchase” and the Purchase, together with the other transactions contemplated in the Share Purchase Agreement, are referred to herein as the “Transaction”). Pursuant to the registration statement on Form S-4 (this “Registration Statement”), of which this prospectus forms a part, DoorDash is registering shares of DoorDash Class A common stock issuable to Wolt securityholders upon the closing of the Purchase (the “Closing”), pursuant to the Share Purchase Agreement. Applicable requirements of the federal securities laws require DoorDash to provide you with information regarding the Transaction. This prospectus contains important information about the Transaction, the Share Purchase Agreement, and certain related matters, and you should read this prospectus carefully.

b.	The disclosure under the heading “What will Wolt securityholders receive in the Transaction?” beginning on page 2 of the Prospectus is hereby amended and restated to read as follows:

At the Closing, each Wolt share (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by a Seller will be sold to DoorDash in exchange for (i) a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Per Share Closing Stock Consideration (as defined in the Share Purchase Agreement and described below), and (ii) the right to receive a portion of the shares of DoorDash Class A common stock released for payment with respect to such share (if any) from the escrow funds established in connection with the Purchase as set forth in the Share Purchase Agreement as well as a portion of any shares of DoorDash Class A common stock issuable following the Closing in connection with the post-closing purchase price adjustments pursuant to the Share Purchase Agreement, in each case, at the time and in the manner contemplated in the Share Purchase Agreement. In addition, with respect to each Wolt Preferred Share (as defined below) held by a Seller, if the Per Share Preference Amount (as defined in the Share Purchase Agreement and described below) with respect to such share exceeds the Per Share Reference Amount (as defined in the Share Purchase Agreement and described below) (the amount of such excess, if any, the “Liquidation Preference Top-Up Amount”), then such holder will also be entitled to receive in the Purchase a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Liquidation Preference Top-Up Amount with respect to such Wolt Preferred Share divided by the Acquiror Share Closing Trading Price (as defined in the Share Purchase Agreement and described below) (such shares issuable with respect to all Wolt Preferred Shares, if any, are referred to herein as the “Liquidation Preference Top-Up Shares”). After the Closing, each Seller will own shares of DoorDash Class A common stock and will no longer own Wolt securities. A portion of the shares of DoorDash Class A common stock, Substitute Options (as defined below) and Substitute RSUs (as defined below) received by certain key employees of Wolt in exchange of their Wolt shares or in substitution of their Wolt options will, subject to their continued employment, vest gradually over a four-year period.

At the Closing, all options to subscribe for Wolt class A common shares will be cancelled and extinguished and the holders thereof will be entitled to receive the consideration, and on the terms and conditions, provided for in the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, (i) the “Per Share Closing Stock Consideration” will equal a number of shares of DoorDash Class A common stock equal to the Total Share Consideration (as defined in the Share Purchase Agreement and described below) divided by the Company Security Number (as defined in the Share Purchase Agreement), and a portion of the Per Share Closing Stock Consideration will be subject to the holdback and escrow provisions of the Share Purchase Agreement, (ii) “Wolt Preferred Shares” means, collectively, the Wolt class B preferred shares, class C preferred shares, class D preferred shares, class E preferred shares, class F preferred shares and class G preferred shares, (iii) the “Per Share Preference Amount” means an amount specified by Wolt as the liquidation preference to which an applicable Wolt Preferred Share is entitled in connection with the Purchase pursuant to the Wolt Stockholders’ Agreements (as defined below) and the Wolt articles of association (the “Wolt Articles of Association”), (iv) the “Acquiror Share Closing Trading Price” means an amount equal to the volume weighted average price per share rounded to four (4) decimal places (with amounts 0.00005 and above rounded up) of the shares of DoorDash Class A common stock on the NYSE for the ten (10) consecutive trading days ending with the complete trading day ending on the date that is four (4) trading days prior to the Closing Date (as converted into euros pursuant to the Share Purchase Agreement) and (v) the “Per Share Reference Amount” means an amount equal to the Per Share Closing Stock Consideration multiplied by the Acquiror Share Closing Trading Price.

The Share Purchase Agreement provides that the Total Share Consideration will equal a number of shares of DoorDash Class A common stock equal to (i) 39,382,172, plus or minus, as applicable, (ii) a positive or negative number of shares (determined in the manner described below) based on the amount of Wolt’s cash and cash equivalents, transaction expenses, taxes, indebtedness and debt-like items, net working capital and aggregate option exercise prices for outstanding Wolt options (the “Consideration Adjustments”) and minus (iii) the aggregate number of Liquidation Preference Top-Up Shares issuable to the holders of Wolt Preferred Shares in connection with the Purchase, including all shares to be deposited into the escrow funds with respect thereto (such number calculated pursuant to clauses (i) through (iii) is collectively referred to herein as the “Total Share Consideration”). For purposes of adjusting the Total Share Consideration, the Consideration Adjustments will be calculated in euros and converted into shares based on a per share price of DoorDash Class A common stock of U.S. $206.4513 converted from U.S. dollars into euros using the Closing Euro Exchange Rate (as defined below). Pursuant to the Share Purchase Agreement, the “Closing Euro Exchange Rate” means the arithmetic mean of the average of the bid and ask spot rates for conversion of U.S. dollars to euros as reported by Bloomberg L.P. on each of the screen EUR Curncy BFIX on each of the ten (10) consecutive trading days ending with the business day ending four (4) business days prior to the date of the Closing. Further, the amount of any tax receivables (which have been confirmed by the Finnish Tax Administration as refundable or creditable to Wolt) of value-added taxes arising with respect to Wolt’s transaction costs will be taken into account when computing the amount of the Consideration Adjustments and hence also the amount of the Per Share Closing Stock Consideration.

Pursuant to the Share Purchase Agreement, each Seller will agree that the consideration payable to each Wolt shareholder in connection with the Purchase (including with respect to the method of calculating the amount of consideration that each Wolt shareholder is entitled to receive with respect to the preference amounts (or otherwise) pursuant to the Wolt Stockholders’ Agreements or pursuant to the Wolt Articles of Association, collectively, the “Payment Rights”) is and shall constitute the sole and exclusive consideration that such holder is entitled to receive in connection with the Purchase, that the shares of DoorDash Class A common stock payable to such holder pursuant to the terms of the Share Purchase Agreement shall satisfy in full the Payment Rights, and that no Seller shall have any further claim, and each Seller expressly waives any claim, with respect to or in any way related to any Payment Rights or any rights to receive any Wolt shares following the Closing.

See the section titled “The Share Purchase Agreement—Treatment of Wolt Securities; Purchase Price Consideration and Adjustments” beginning on page 117 of the Prospectus.

c.

The disclosure under the heading “Is any portion of the consideration otherwise payable to Wolt securityholders being subject to re-vesting?” on page 3 of the Prospectus is hereby amended and restated to read as follows:

Certain key employees of Wolt entered into stock restriction agreements with DoorDash prior to the execution of the Share Purchase Agreement. These agreements provide that 40% of the aggregate amount of shares of DoorDash Class A common stock and the aggregate amount of shares of DoorDash Class A common stock underlying the DoorDash stock options and DoorDash restricted stock units, as applicable, that each key employee otherwise would receive on the Closing in exchange for such key employee’s Wolt shares or in substitution of such key employee’s Wolt options (collectively, the “Restricted Consideration”) will be subject to a four-year time-based vesting schedule as set forth in the stock restriction agreement, subject to such key employee’s continued employment with Wolt, DoorDash or one of their subsidiaries through the applicable vesting date. If, prior to the date on which the Restricted Consideration is fully vested, there is a change in control of Wolt or DoorDash or the key employee’s employment is involuntarily terminated without “cause,” due to such key employee’s death or “disability” or for “good reason,” then a portion of such key employee’s then-unvested Restricted Consideration will become immediately vested, subject to such key employee (or his or her estate, as applicable) timely signing and not revoking a release of claims.

d.

The first paragraph of the disclosure under the heading “Is any portion of the consideration otherwise payable to Wolt securityholders being held back for the satisfaction of indemnification claims?” on page 3 of the Prospectus is hereby amended, restated and supplemented to read as follows:

Yes. In connection with the Closing, DoorDash will hold back from the shares of DoorDash Class A common stock otherwise payable to the Sellers and the holders of Stock-Eligible Vested Wolt Options (as defined below) a number of shares of DoorDash Class A common stock equal to such Seller’s and/or Wolt optionholder’s Pro Rata Indemnity Escrow Portion (as defined in the Share Purchase Agreement and described below) of the Indemnity Escrow Number (as defined below), rounded up to the nearest whole share (such shares, the “Indemnity Escrow Shares”). As soon as reasonably practicable after the Closing, DoorDash will deposit the Indemnity Escrow Shares with Computershare Trust Company, or another person selected by DoorDash to serve as an escrow agent (the “Escrow Agent”), which shall be held in trust as an escrow fund (the “Indemnity Escrow Fund”) in accordance with the terms of the Share Purchase Agreement and the escrow agreement (the “Escrow Agreement”). The Indemnity Escrow Shares, together with a portion of the Substitute Options and Substitute RSUs issuable in connection with the Closing (which portion will be based on each Wolt optionholder’s Pro Rata Indemnity Escrow Portion of the Indemnity Escrow Number) shall constitute the “Indemnity Escrow Available Recourse” and the Indemnity Escrow Available Recourse shall be available to compensate the Indemnified Parties for any claims by such Indemnified Party (as defined below) for any losses suffered or incurred by them and for which they are entitled to recovery under the Share Purchase Agreement. The Substitute Options and Substitute RSUs included in the Indemnity Escrow Available Recourse are referred to herein as the “Indemnity Escrow Substitute Options” and the “Indemnity Escrow Substitute RSUs,” respectively. Pursuant to the Share Purchase Agreement, (i) the “Indemnity Escrow Number” means a number equal to 2,250,409 and (ii) the “Pro Rata Indemnity Escrow Portion” means, with respect to each Indemnifying Party (as defined below), an amount (expressed as a percentage) equal to the quotient of (x) the aggregate number of shares of DoorDash Class A common stock issuable to such Indemnifying Party in connection with the Closing with respect to their Wolt shares and Stock-Eligible Vested Wolt Options plus the aggregate number of shares of DoorDash Class A common stock issuable to such Indemnifying Party upon the full exercise of all Substitute Options and the full settlement of all Substitute RSUs issuable to such Indemnifying Party in connection with the Closing (in each case, prior to giving effect to the reduction of such amounts for the escrow amounts contemplated pursuant to the Share Purchase Agreement), divided by (y) the sum of the aggregate number of shares of DoorDash Class A common stock issuable to all Indemnifying Parties in connection with the Closing with respect to their Wolt shares and Stock-Eligible Vested Wolt Options plus the aggregate number of shares of DoorDash Class A common stock issuable to all Indemnifying Parties upon the full exercise of all Substitute Options and the full settlement of all Substitute RSUs issuable in connection with the Closing (in each case, prior to giving effect to the reduction of such amounts for the escrow amounts contemplated pursuant to the Share Purchase Agreement).

In addition, after giving effect to the hold back and escrow of the Indemnity Escrow Shares, if the number of shares of DoorDash Class A common stock actually payable with respect to a Wolt Preferred Share in connection with the Closing has an attributed value (based on the Acquiror Share Closing Trading Price and excluding the Indemnity Escrow Shares) that is less than the Per Share Preference Amount with respect to such Wolt Preferred Share (such Wolt Preferred Shares, the “Potential Preference Eligible Wolt Preferred Shares”), then an additional escrow shall be established and DoorDash will hold back from the shares of DoorDash Class A common stock otherwise payable to the Sellers and the holders of Stock-Eligible Vested Wolt Options a number of shares equal to such Seller’s and/or Wolt optionholder’s Pro Rata Contribution Escrow Portion (as defined in the Share Purchase Agreement and described below) of the True-Up Escrow Share Number (as defined in the Share Purchase Agreement and described below), rounded up to the nearest whole share (such shares, the “True-Up Escrow Shares”). As soon as reasonably practicable after the Closing, DoorDash will deposit the True-Up Escrow Shares with the Escrow Agent, which shall be held in trust as an escrow fund (the “True-Up Escrow Fund”) in accordance with the terms of the Share Purchase Agreement and the Escrow Agreement. The True-Up Escrow Shares, together with a portion of the Substitute Options and Substitute RSUs issuable in connection with the Closing (which portion will be based on each Wolt optionholder’s Pro Rata Contribution Escrow Portion of the True-Up Escrow Share Number) shall constitute the “True-Up Escrow Available Recourse” and the True-Up Escrow Available Recourse shall be available for distribution pursuant to the purchase price true-up provisions of the Share Purchase Agreement. The Substitute Options and Substitute RSUs included in the True-Up Escrow Available Recourse (if any) are referred to herein as the “True-Up Escrow Substitute Options” and the “True-Up Escrow Substitute RSUs,” respectively. If applicable, (i) the “True-Up Escrow Share Number” will equal the number of Indemnity Escrow Shares deposited into the Indemnity Escrow Fund with respect to the Potential Preference Eligible Wolt Preferred Shares and (ii) the “Pro Rata Contribution Escrow Portion” shall mean, with respect to each Indemnifying Party, an amount (expressed as a percentage) equal to the quotient of (x) the number of Wolt securities (excluding the Potential Preference Eligible Wolt Preferred Shares and excluding Wolt Preferred Shares entitled to receive Liquidation Preference Top-Up Shares in connection with the Closing) held by such Indemnifying Party as of immediately prior to the Closing (calculated on an as-converted basis), divided by (y) the number of Wolt securities (excluding the Potential Preference Eligible Preferred Stock and excluding Wolt Preferred Shares entitled to receive Liquidation Preference Top-Up Shares in connection with the Closing) held by all Indemnifying Parties as of immediately prior to the Closing (calculated on an as-converted basis).

3.	The section of the Prospectus entitled “SUMMARY” is supplemented as follows:

a.	The disclosure under the heading “Parties to the Share Purchase Agreement—Sellers” on page 8 of the Prospectus is hereby amended and restated to read as follows:

Wolt shareholders who execute a Joinder Agreement shall become a party to the Share Purchase Agreement as a Seller thereunder.

b.

The first three paragraphs of the disclosure under the heading “The Transaction and the Share Purchase Agreement” beginning on page 8 of the Prospectus is hereby amended and restated to read as follows:

The terms and conditions of the Transaction described below are contained in the Share Purchase Agreement, which is attached to this document as Annex A and is incorporated by reference herein in its entirety. You are encouraged to read the Share Purchase Agreement carefully, as it is the legal document that governs the Transaction.

DoorDash has agreed, on the terms and subject to the conditions set forth in the Share Purchase Agreement, to purchase all shares of Wolt (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by each Seller.

If all Wolt shareholders do not voluntarily accede to the Transaction by way of signing a Joinder Agreement within forty (40) days following the later of the effectiveness of the Registration Statement or, as and to the extent required, the date on which the Finnish Prospectus (as defined below) is approved by the Finnish Financial Supervisory Authority and disseminated in accordance with the provisions of the Prospectus Regulations (the “Registration Statement Effective Date”), Wolt and each Supporting Stockholder shall, in accordance with the provisions of the Share Purchase Agreement and within two (2) business days thereafter, commence the Drag-Along Exercise (as defined in the Share Purchase Agreement), cause the Drag-Along Exercise to remain effective through the completion of the Transaction and cause a Joinder Agreement to be executed on behalf of each Wolt shareholder that has not duly executed and delivered a binding Joinder Agreement as such person’s or entity’s agent and attorney pursuant to the amended and restated shareholders’ agreement relating to Wolt, dated as of December 30, 2020, as amended from time to time (the “Wolt Majority Stockholders’ Agreement”), and the amended and restated minority shareholders’ agreement relating to Wolt, dated as of December 30, 2020, as amended from time to time (the “Wolt Minority Stockholders’ Agreement” and, together with the Wolt Majority Stockholders’ Agreement, the “Wolt Stockholders’ Agreements”). The Supporting Stockholders constitute the requisite majorities to commence the Drag-Along Exercise.

c.

The eleventh and twelfth bulleted disclosures under the heading “Conditions to the Completion of the Transaction” beginning on page 10 of the Prospectus are hereby amended, restated and supplemented to read as follows:

•

with respect to DoorDash’s obligations to complete the Transaction, (i) DoorDash shall have received Joinder Agreements from Wolt shareholders, duly executed by or on behalf of, and binding upon, each such Wolt shareholder (including by such person’s agent and attorney pursuant to the Wolt Stockholders’ Agreements and in accordance with applicable law), collectively owning all right, title and interest in and to 100% of the outstanding Wolt shares as of the Closing, calculated on a fully-diluted basis and (ii) each Wolt shareholder (including any securityholder subject to a Pending Exercise) shall have become a party to the Share Purchase Agreement;

•

with respect to DoorDash’s obligations to complete the Transaction, (i) DoorDash shall have received Joinder Agreements from Wolt shareholders (including the Supporting Stockholders) duly executed by, and binding upon, each such Wolt shareholder in its, his or her own and personal capacity (without application or enforcement of the drag-along provisions in the Wolt Stockholders’ Agreements), collectively owning all right, title and interest in and to (a) at least 95% of the outstanding Wolt shares and the votes pertaining thereto and (b) at least 95% of the sum of all outstanding Wolt shares, plus all Wolt shares issued or issuable in connection with any Pending Exercise, plus all Wolt shares issued or issuable in respect of options to subscribe for Wolt shares which the holder has purported to exercise prior to the Closing Date and the votes pertaining thereto (such securityholders specified in clauses (a) and (b), collectively, the “Supermajority Securityholders” and such Wolt shares and other Wolt securities, collectively, the “Supermajority Securities”), in each case as of the Closing, as well as, if applicable, Lockup Agreements from each of those Wolt shareholders (including the Supporting Stockholders) delivering Joinder Agreements who hold at least 1.5% of the outstanding Wolt shares (other than any person or entity who has executed a stock restriction agreement with DoorDash), in each case, such that at the Closing, DoorDash obtains a statutory right to initiate a squeeze-out process pursuant to Chapter 18 of the Finnish Companies Act (624/2006, as amended), (ii) each such Supermajority Securityholder shall have become a party to the Share Purchase Agreement and (iii) such Lockup Agreements and Joinder Agreements shall be in full force and effect and no Supermajority Securityholder shall have made any claim or commenced any litigation challenging the validity or enforceability of the Drag-Along Exercise or such Lockup Agreements or Joinder Agreements;

•

with respect to DoorDash’s obligations to complete the transaction, at the Closing, DoorDash shall acquire (i) all right, title and interest in and to the Supermajority Securities, free and clear of all liens and (ii) all right, title and interest in all of the Wolt shares (including each Wolt share issued or issuable pursuant to a Pending Exercise) that do not constitute the Supermajority Securities (the “Minority Dragged Shares”), free and clear of all liens except for liens arising from the challenge, if any, by the holders of Minority Dragged Shares of the validity of the execution of the Joinder Agreement on behalf of such holders of the Minority Dragged Shares pursuant to the Wolt Stockholders’ Agreements; and

•	with respect to DoorDash’s obligations to complete the Transaction, effective as of the Closing, all options to subscribe for Wolt shares shall have been cancelled.

d.	The first paragraph of the disclosure under the heading “The Support Agreements” on page 12 of the Prospectus is hereby amended and restated to read as follows:

In connection with the execution of the Original Share Purchase Agreement, certain of the Wolt shareholders who collectively owned, as of November 9, 2021, approximately 72% of the outstanding Wolt shares and approximately 64% of the fully-diluted securities of Wolt (the “Supporting Stockholders”) entered into support agreements (the “Support Agreements”) with DoorDash, pursuant to which each Supporting Stockholder agreed to sell their Wolt shares to DoorDash in accordance with the terms of the Support Agreements and enter into the Share Purchase Agreement as a Seller thereunder, and be bound by the obligations set forth therein through the execution of a Joinder Agreement, within seventy-two (72) hours following the Registration Statement Effective Date. The Support Agreements were entered into by holders of 5% or more of Wolt shares, executive officers, directors or founders of Wolt. In connection with DoorDash, Wolt and the Securityholder Representative entering into the Amendment, each Supporting Stockholder entered into an acknowledgement agreement with respect to the amendment of the Share Purchase Agreement.

e.	The first two paragraphs of the disclosure under the heading “The Joinder Agreements” beginning on page 12 of the Prospectus are hereby amended and restated to read as follows:

Under the Share Purchase Agreement, each Wolt shareholder and any other Wolt securityholder subject to a Pending Exercise will be given the opportunity to execute a Joinder Agreement, pursuant to which such Wolt shareholder or securityholder, as applicable, will be added as a party to the Share Purchase Agreement as a Seller in the same manner and capacity as if such Wolt shareholder or securityholder, as applicable, was an original party to the Share Purchase Agreement. DoorDash and Wolt are each contemplated to be a party to the Joinder Agreements. Each Wolt securityholder party to the Joinder Agreements would represent and warrant, among other things, as to the number and kind of securities held by such Wolt securityholder.

As a practical matter for the purposes of the implementation of the Transaction, all Wolt shareholders are expected to accede to the Share Purchase Agreement as Sellers by signing Joinder Agreements and certain other ancillary documents before the consummation of the Transaction. For each Wolt shareholder who has not voluntarily acceded to the Share Purchase Agreement by way of signing a Joinder Agreement, Wolt may, and has agreed, pursuant to the Share Purchase Agreement, to cause a Joinder Agreement and other documents necessary for transferring such shareholder’s Wolt shares to be executed on behalf of such Wolt shareholder as such person’s or entity’s agent and attorney pursuant to the Wolt Stockholders’ Agreements.

4.	The section of the Prospectus entitled “RISK FACTORS—Risks Related to the Transaction” is supplemented as follows:

a.

The disclosure in the risk factor titled “The share consideration is calculated based on a fixed number of shares of DoorDash Class A common stock (subject to certain adjustments set forth in the Share Purchase Agreement) and will not be adjusted based on DoorDash’s stock price. As a result, Wolt securityholders cannot be certain of the market value of the shares of DoorDash Class A common stock they will receive in the Purchase until the Purchase is completed.” beginning on page 24 of the Prospectus is hereby amended and restated to read as follows:

At the Closing, each Wolt share (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by a Seller will be sold to DoorDash in exchange for (i) a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Per Share Closing Stock Consideration, and (ii) the right to receive a portion of the shares of DoorDash Class A common stock released for payment with respect to such share (if any) from the escrow funds established in connection with the Purchase as set forth in the Share Purchase Agreement as well as a portion of any shares of DoorDash Class A common stock issuable following the Closing in connection with the post-closing purchase price adjustments pursuant to the Share Purchase Agreement, in each case, at the time and in the manner contemplated in the Share Purchase Agreement. In addition, with respect to each Wolt Preferred Share held by a Seller, if the Per Share Preference Amount with respect to such share exceeds the Per Share Reference Amount (the amount of such excess, if any, the “Liquidation Preference Top-Up Amount”), then such holder will also be entitled to receive in the Purchase a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Liquidation Preference Top-Up Amount with respect to such Wolt Preferred Share divided by the Acquiror Share Closing Trading Price (such shares issuable with respect to all Wolt Preferred Shares, if any, are referred to herein as the “Liquidation Preference Top-Up Shares”). After the Closing, each Seller will own shares of DoorDash Class A common stock and will no longer own Wolt securities. A portion of the shares of DoorDash Class A common stock, Substitute Options and Substitute RSUs received by certain key employees of Wolt in exchange of their Wolt shares or in substitution of their Wolt options will, subject to their continued employment, vest gradually over a four-year period.

At the Closing, all options to subscribe for Wolt class A common shares will be cancelled and extinguished and the holders thereof will be entitled to receive the consideration, and on the terms and conditions, provided for in the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, (i) the “Per Share Closing Stock Consideration” will equal a number of shares of DoorDash Class A common stock equal to the Total Share Consideration divided by the Company Security Number, and a portion of the Per Share Closing Stock Consideration will be subject to the holdback and escrow provisions of the Share Purchase Agreement, (ii) “Wolt Preferred Shares” means, collectively, the Wolt class B preferred shares, class C preferred shares, class D preferred shares, class E preferred shares, class F preferred shares and class G preferred shares, (iii) the “Per Share Preference Amount” means an amount specified by Wolt as the liquidation preference to which an applicable Wolt Preferred Share is entitled in connection with the Purchase pursuant to the Wolt Stockholders’ Agreements (as defined below) and the Wolt Articles of Association, (iv) the “Acquiror Share Closing Trading Price” means an amount equal to the volume weighted average price per share rounded to four (4) decimal places (with amounts 0.00005 and above rounded

up) of the shares of DoorDash Class A common stock on the NYSE for the ten (10) consecutive trading days ending with the complete trading day ending on the date that is four (4) trading days prior to the Closing Date (as converted into euros pursuant to the Share Purchase Agreement) and (v) the “Per Share Reference Amount” means an amount equal to the Per Share Closing Stock Consideration multiplied by the Acquiror Share Closing Trading Price.

The Share Purchase Agreement provides that the Total Share Consideration will equal a number of shares of DoorDash Class A common stock equal to (i) 39,382,172, plus or minus, as applicable, (ii) a positive or negative number of shares (determined in the manner described below) based on the amount of Wolt’s cash and cash equivalents, transaction expenses, taxes, indebtedness and debt-like items, net working capital and aggregate option exercise prices for outstanding Wolt options (the “Consideration Adjustments”) and minus (iii) the aggregate number of Liquidation Preference Top-Up Shares issuable to the holders of Wolt Preferred Shares in connection with the Purchase, including all shares to be deposited into the escrow funds with respect thereto. For purposes of adjusting the Total Share Consideration, the Consideration Adjustments will be calculated in euros and converted into shares based on a per share price of DoorDash Class A common stock of U.S. $206.4513 converted from U.S. dollars into euros using the Closing Euro Exchange Rate. Further, the amount of any tax receivables (which have been confirmed by the Finnish Tax Administration as refundable or creditable to Wolt) of value-added taxes arising with respect to Wolt’s transaction costs will be taken into account when computing the amount of the Consideration Adjustments and hence also the amount of the Per Share Closing Stock Consideration.

Pursuant to the Share Purchase Agreement, each Seller will agree that the consideration payable to each Wolt shareholder in connection with the Purchase (including with respect to the method of calculating the amount of consideration that each Wolt shareholder is entitled to receive with respect to the preference amounts (or otherwise) pursuant to the Wolt Stockholders’ Agreements or pursuant to the Wolt Articles of Association, collectively, the “Payment Rights”) is and shall constitute the sole and exclusive consideration that such holder is entitled to receive in connection with the Purchase, that the shares of DoorDash Class A common stock payable to such holder pursuant to the terms of the Share Purchase Agreement shall satisfy in full the Payment Rights, and that no Seller shall have any further claim, and each Seller expressly waives any claim, with respect to or in any way related to any Payment Rights or any rights to receive any Wolt shares following the Closing.

The Total Share Consideration will not be adjusted for changes in the market price of DoorDash Class A common stock between the date that the Share Purchase Agreement was signed and completion of the Transaction. Changes in the market price of DoorDash Class A common stock prior to the completion of the Transaction will affect the value that Wolt securityholders will receive in the Transaction. Neither DoorDash nor Wolt is permitted to terminate the Share Purchase Agreement solely as a result of any increase or decrease in the market price of DoorDash Class A common stock.

Stock price changes may result from a variety of factors, including general market and economic conditions (such as levels inflation, general employment and wages, interest rates and currency fluctuations), changes in geopolitical conditions (such as regional or local conflicts, trade disputes or trade restrictions), changes in the values and perceptions of food delivery logistics platform stocks, stocks generally or DoorDash, Wolt or the Transaction in particular, changes in DoorDash’s business, operations and prospects, the ongoing coronavirus (COVID-19), including the recent and potential future outbreaks of novel strains of COVID-19, and actions taken to contain it, and regulatory considerations. Many of these factors are beyond DoorDash’s control.

b.

The disclosure in the risk factor titled “Wolt shareholders and Wolt Vested Optionholders will have a significantly lower ownership and voting interest in DoorDash following the Transaction than they currently have or would potentially have had in Wolt and will exercise less influence over management, in addition to which employees will become subject to policies restricting their stock trading during certain time periods.” on page 28 of the Prospectus is hereby amended and restated to read as follows:

Based on the consideration anticipated to be payable to Wolt’s shareholders and holders of Stock-Eligible Vested Wolt Options pursuant to the Share Purchase Agreement, and the number of shares of DoorDash Class A common stock outstanding as of January 31, 2022, it is expected that, immediately after completion of the Transaction, former Wolt shareholders and holders of Stock-Eligible Vested Wolt Options will own approximately 9.5% of the outstanding DoorDash Class A common stock, resulting in a corresponding dilution of the total ownership of existing holders of DoorDash Class A common stock. Consequently, former Wolt shareholders will have less influence over the management and policies of DoorDash than they currently have over the management and policies of Wolt, and former Wolt Vested Optionholders (as defined below) will have less influence over the management and policies of DoorDash than they would potentially have had over the management and policies of Wolt as shareholders of Wolt, after exercising their option rights. The estimated dilution is exclusive of the DoorDash shares that will be deposited into the Indemnity Escrow Fund at

Closing as further described in the Share Purchase Agreement as well as any further dilution that would be caused as a result of exercises of the Substitute Options (which will be vested at Closing), the vesting and settlement of the Substitute RSUs or the vesting and settlement of the Retention Awards. Such anticipated dilution is based, in part, on Wolt’s current estimate of the Consideration Adjustments as well as Wolt’s other purchase price adjustment estimates, which will not be determined until the Closing and are subject to post-closing purchase price adjustments (as further described herein). Any changes in the amount of the Consideration Adjustments or Wolt’s other purchase price adjustment estimates, as compared to the estimated amounts used for purposes of the above estimate, would result in the dilution of the ownership of existing holders of DoorDash Class A common stock being proportionately decreased or increased, as applicable. In addition, Wolt employees will become subject to DoorDash policies, including an insider trading policy, which will restrict the Wolt employees’ ability to sell DoorDash Class A common stock during certain time periods.

c.

The following risk factors is hereby inserted after the risk factor titled “Wolt shareholders and Wolt Vested Optionholders will have a significantly lower ownership and voting interest in DoorDash following the Transaction than they currently have or would potentially have had in Wolt and will exercise less influence over management, in addition to which employees will become subject to policies restricting their stock trading during certain time periods.” on page 28 of the Prospectus:

Holders of Stock-Eligible Vested Wolt Options who fail to timely execute the Optionholder Acknowledgement and Waiver will not be entitled to receive any consideration with respect to such Stock-Eligible Vested Wolt Options.

As further described in the section titled “The Share Purchase Agreement—Treatment of Wolt Securities; Purchase Price Consideration and Adjustments—Treatment of Wolt Options” of this prospectus, each holder of Stock-Eligible Vested Wolt Options will be required to execute and deliver the Optionholder Acknowledgement and Waiver (as defined below) prior to the Post-Closing Deadline (as defined in the Share Purchase Agreement) in order to receive the consideration payable pursuant to the Share Purchase Agreement with respect to such Stock-Eligible Vested Wolt Options and, if such holder fails to do so, such holder shall not be entitled to receive any consideration with respect to such Stock-Eligible Vested Wolt Options, notwithstanding that such option shall have terminated at the Closing.

5.	The section of the Prospectus entitled “RISK FACTORS—Risks Relating to DoorDash and Wolt after Completion of the Transaction” is supplemented as follows:

a.

The disclosure in, and the title of, the risk factor titled “The shares of DoorDash Class A common stock to be received by Wolt shareholders and Wolt Vested Optionholders upon completion of the Transaction will have different rights from Wolt shares.” beginning on page 81 of the Prospectus is hereby amended and restated to read as follows:

The shares of DoorDash Class A common stock will have different rights from Wolt shares.

Upon the Closing, the Sellers holding Wolt shares and Wolt optionholders will no longer be securityholders of Wolt. Instead, the Sellers and the holders of Stock-Eligible Vested Wolt Options who have executed the Optionholder Acknowledgement and Waiver prior to the Post-Closing Deadline (as defined in the Share Purchase Agreement), will become stockholders of DoorDash and their rights as DoorDash stockholders will be governed by the terms of DoorDash’s amended and restated certificate of incorporation (the “DoorDash Certificate”) and DoorDash’s amended and restated bylaws (the “DoorDash Bylaws”). In addition, holders of Substitution-Eligible Vested Wolt Options (as defined below) and Substitution-Eligible Unvested Wolt Options (as defined below), will become holders of Substitute Options and Substitute RSUs and their rights with respect thereto will be governed by the applicable DoorDash equity incentive plan and any applicable award agreement thereunder. The terms of the DoorDash Certificate and the DoorDash Bylaws are in some respects materially different than the terms of the Wolt Articles of Association, which currently govern the rights of Wolt shareholders. For a discussion of the different rights associated with Wolt shares and shares of DoorDash Class A common stock, see the section titled “Comparison of Rights of DoorDash Stockholders and Wolt Shareholders” beginning on page 149 of this prospectus.

6.	The section of the Prospectus entitled “RISK FACTORS—Risks Relating to Wolt’s Business” is supplemented as follows:

a.

The following risk factors is hereby inserted after the risk factor titled “Wolt’s international operations subject it to additional risks that can adversely affect Wolt’s business, results of operations and financial condition.” on page 84 of the Prospectus:

The conflict between Russia and Ukraine and its impact, including the related sanctions and export controls, could adversely affect Wolt’s results of operations.

As a result of Russia’s military attack and operations in Ukraine, the European Union, the United Kingdom and the United States, among others, have developed coordinated sanctions and export-control measure packages targeting Russia. While Wolt does not operate in Russia or Ukraine, it has significant operations in countries that border Russia and Ukraine and has customers and partners from both countries. Russian military operations, as well as sanctions and export controls, may negatively impact Wolt’s operations by, for example:

•	causing Wolt to discontinue relationships with certain customers or partners;

•	limiting, or eliminating, the availability of certain products available from merchants or Wolt Market;

•	restricting Wolt’s ability to pay, or receive payment from, customers and partners using Russian financial institutions;

•	disrupting internet access, mobile connectivity or use of mobile applications;

•

increasing the costs of sanctions compliance, in particular as Wolt has a payment institution license in Finland and is obligated to act in compliance with regulatory conditions associated therewith, with a risk of monetary fines and/or suspension of licensed activities for failure to comply;

•	increasing the costs of fuel or energy, leading for instance to increased costs for couriers or Wolt’s operations; or

•	disrupting regional and global supply chains, financial markets, and economic conditions.

In the event that the conflict fails to abate, or escalates further, additional governmental sanctions and export controls may be enacted, which may, together with the conflict itself, further adversely impact the economy regionally or in a widespread manner, as well as banking and monetary systems and markets. This may further impact Wolt’s operations and its customers and partners in this region or in a widespread manner.

7.	The section of the Prospectus entitled “THE TRANSACTION” is supplemented as follows:

a.	The disclosure under the heading “Structure of the Transaction” on page 100 of the Prospectus is hereby amended and restated to read as follows:

DoorDash has agreed, on the terms and subject to the conditions set forth in the Share Purchase Agreement, to purchase all shares of Wolt (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by each Seller.

As a practical matter for the purposes of the implementation of the Transaction, all Wolt shareholders are expected to accede to the Share Purchase Agreement as Sellers by signing Joinder Agreements and certain other ancillary documents before the consummation of the Transaction. For each Wolt shareholder who has not voluntarily acceded to the Share Purchase Agreement by way of signing a Joinder Agreement, Wolt may, and has agreed, pursuant to the Share Purchase Agreement, to cause a Joinder Agreement and other documents necessary for transferring such shareholder’s Wolt shares to be executed on behalf of such Wolt shareholder as such person’s or entity’s agent and attorney pursuant to the Wolt Stockholders’ Agreements. For a discussion on the process for obtaining the Joinder Agreements, see the section titled “The Share Purchase Agreement—The Transaction” beginning on page 116 of this prospectus.

b.	The disclosure under the heading “Indemnification” beginning on page 112 of the Prospectus is hereby amended and restated to read as follows:

Following the Closing, pursuant to the Share Purchase Agreement, each of the Sellers, the holders of Indemnity Escrow Substitute RSUs and the holders of Indemnity Escrow Substitute Options (collectively, the “Indemnifying Parties”) shall indemnify (on a several and not joint basis based on their pro rata portion of the aggregate purchase consideration) DoorDash and its affiliates (including Wolt) (collectively, the “Indemnified Parties”) against, and hold them harmless from, any losses, liabilities, damages, deficiencies, taxes, costs, interest, awards, judgments, settlements, penalties, fees and expenses, including reasonable and documented out-of-pocket attorneys’, consultants’, experts’ and other professionals’ fees and expenses (including in connection with investigation, defending against, prosecuting, or settling any of the foregoing) and court or arbitration costs, but excluding punitive or exemplary damages (other than as paid to a third party) (collectively, “Losses”) paid or incurred by any of the Indemnified Parties (regardless of whether or not such Losses relate to any third-party claims) directly or indirectly resulting from any of the following: (i) any breach or inaccuracy of Wolt’s representations and warranties, (ii) any breach of Wolt’s or the Securityholder Representative’s covenants, (iii) any inaccuracy in any information set forth in the payment spreadsheets or the closing statement delivered by Wolt pursuant to the Share Purchase Agreement, (iv) any pre-closing taxes not set forth in the payment spreadsheets, (v) any claims or threatened claims by any actual or purported or former Wolt securityholder including any claims alleging violations of fiduciary duty by any current or former member of the Wolt Board or officers, (vi) any fraud committed by or on behalf of Wolt or any of its representatives in connection with the Transaction and (vii) certain other specified third-party claims set forth in a confidential schedule (such indemnifiable matters, collectively the “Wolt Related Indemnifiable Matters”).

In addition, following the Closing, each Indemnifying Party shall indemnify (on a several and not joint basis) the Indemnified Parties against, and hold them harmless from, any Losses paid or incurred by any of the Indemnified Parties directly or indirectly resulting from any of the following: (i) any breach or inaccuracy of such Indemnifying Party’s representations and warranties, (ii) any breach of such Indemnifying Party’s covenants and (iii) any fraud committed by or on behalf of such Indemnifying Party or any of its representatives in connection with the Transaction.

The Indemnity Escrow Available Recourse shall be available to compensate the Indemnified Parties for any claims by such Indemnified Party for any losses suffered or incurred by them and for which they are entitled to recovery under the Share Purchase Agreement. The Indemnifying Parties will not be required to make any indemnification payments for any inaccuracy or breach of the representations and warranties of Wolt until (i) the Losses for any particular loss (and any related indemnifiable losses arising from the same or substantially similar underlying facts, circumstances, or claims) exceeds €750,000 and (ii) the total amount of all Losses that have been directly or indirectly suffered or incurred by any one or more of the Indemnified Parties as a result of any inaccuracy in or breach of any of the representations and warranties of Wolt or any breach of any covenant by Wolt or the Securityholder Representative, in the aggregate, exceeds €25 million in the aggregate; provided, however, that the aforementioned requirements set forth in clauses (i) and (ii) to make any indemnification payments will not apply to breaches of fundamental representations or warranties of Wolt or any fraud by Wolt. Indemnification claims for losses directly or indirectly resulting from the matters set forth in a certain confidential schedule shall be limited, in the aggregate to €200 million from the Indemnity Escrow Available Recourse. The sole recourse of the Indemnified Parties for indemnification claims for breach of the Wolt representations and warranties will be the Indemnity Escrow Available Recourse; provided, however, that the aforementioned limitation will not apply to breaches of fundamental representations or warranties or any fraud by Wolt.

In no event will any Indemnifying Party be liable to the Indemnified Parties for Losses with respect to the Wolt Related Indemnifiable Matters in excess of such Indemnifying Party’s pro rata share of such Losses and in no event will any Indemnifying Party’s liability for indemnifiable Losses exceed such Indemnifying Party’s portion of the aggregate consideration actually received by such Indemnifying Party (except an Indemnifying Party will be liable to the Indemnified Parties for the full amount of any Losses resulting from, arising out of or related to such Indemnifying Party’s own fraud or the right of any Indemnified Party to pursue remedies under or related to any ancillary agreement against such Indemnifying Party). Payments by the Indemnifying Parties in respect of any Losses will be calculated after giving effect to any Losses recoverable by the Indemnified Parties from insurance policies (net of any (i) reasonable and documented out-of-pocket costs and expenses (including taxes) incurred by such Indemnified Party or its affiliates and its and their respective representatives in procuring such recovery; (ii) any increases in premiums or premium adjustments to the extent attributable to such recovery (applicable to any past, present or future premiums); and (iii) deductibles and other amounts incurred in connection with such recovery).

The indemnification provisions of the Share Purchase Agreement are the Indemnified Parties’ sole and exclusive remedy following the Closing arising from or relating to the Share Purchase Agreement or the Transaction, except for (i) claims under Section 8.11 of the Share Purchase Agreement, (ii) claims for specific performance or injunctive relief and (iii) claims under or related to any related agreement in connection with the Transaction; provided, however, that nothing in the Share Purchase Agreement shall limit the liability of any person or entity in connection with a claim based on fraud committed by such person or entity.

For additional information, please see the section titled “The Share Purchase Agreement—Indemnification” beginning on page 133 of this prospectus.

8.	The section of the Prospectus entitled “THE SHARE PURCHASE AGREEMENT” is supplemented as follows:

a.	The disclosure under the heading “The Transaction” beginning on page 116 of the Prospectus is hereby amended and restated to read as follows:

DoorDash has agreed, on the terms and subject to the conditions set forth in the Share Purchase Agreement, to purchase all shares of Wolt (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by each Seller.

In connection with the execution of the Original Share Purchase Agreement, the Supporting Stockholders entered into the Support Agreements with DoorDash, pursuant to which each Supporting Stockholder agreed to sell their Wolt shares to DoorDash in accordance with the terms of the Support Agreements and enter into the Share Purchase Agreement as a Seller thereunder, and be bound by the obligations set forth therein through the execution of a Joinder Agreement, within seventy-two (72) hours following the Registration Statement Effective Date. The Support Agreements were entered into by holders of 5% or more of Wolt shares, executive officers, directors or founders of Wolt. In connection with DoorDash, Wolt and the Securityholder Representative entering into the Amendment, each Supporting Stockholder entered into an acknowledgement agreement with respect to the amendment of the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, Wolt and each Seller (including each Supporting Stockholder) will use their reasonable best efforts to cause each of the Wolt shareholders who have not yet duly executed and delivered a Joinder Agreement to DoorDash and Wolt, to duly execute and deliver a Joinder Agreement to Wolt and DoorDash as promptly as practicable following the Registration Statement Effective Date.

As a practical matter for the purposes of the implementation of the Transaction, all Wolt shareholders are expected to accede to the Share Purchase Agreement as Sellers by signing Joinder Agreements and certain other ancillary documents before the consummation of the Transaction. For each Wolt shareholder who has not voluntarily acceded to the Share Purchase Agreement by way of signing a Joinder Agreement, Wolt may, and has agreed, pursuant to the Share Purchase Agreement, to cause a Joinder Agreement and other documents necessary for transferring such shareholder’s Wolt shares to be executed on behalf of such Wolt shareholder as such person’s or entity’s agent and attorney pursuant to the Wolt Stockholders’ Agreements. Under the terms of the Wolt Stockholders’ Agreements, Wolt shareholders have tag along rights that they can exercise via a notice to join the Transaction and sell their Wolt shares to DoorDash. Pursuant to the Wolt Stockholders’ Agreements, the tag along notice is also required to be sent to the holders of Wolt options in order to provide them with an opportunity to exercise their Vested Wolt Options prior to the Closing. Exercise of the tag along right is not required for a Wolt shareholder to participate in the Purchase and such exercise of the tag along right would not change the terms and conditions under which Wolt shareholders’ shares will be transferred to DoorDash.

If all Wolt shareholders do not voluntarily accede to the Transaction by way of signing a Joinder Agreement within forty (40) days following Registration Statement Effective Date, Wolt and each Supporting Stockholder shall, in accordance with the provisions of the Share Purchase Agreement and within two (2) business days thereafter, commence the Drag-Along Exercise, cause the Drag-Along Exercise to remain effective through the completion of the Transaction and cause a Joinder Agreement to be executed on behalf of each Wolt shareholder that has not duly executed and delivered a binding Joinder Agreement as such person’s or entity’s agent and attorney pursuant the Wolt Stockholders’ Agreement. The Supporting Stockholders constitute the requisite majorities to commence the Drag-Along Exercise.

Wolt and the Supporting Stockholders will, before commencing the Drag-Along Exercise set forth in the Wolt Stockholders’ Agreements, first approach the other Wolt shareholders and seek to have as many of them as possible sign Joinder Agreements and powers of attorney as well as other necessary ancillary documentation to implement the sale to DoorDash of the Wolt shares held by such Wolt shareholders pursuant to the Share Purchase Agreement.

b.	The disclosure under the heading “Treatment of Wolt Securities; Purchase Price Consideration and Adjustments” beginning on page 117 of the Prospectus is hereby amended and restated to read as follows:

Treatment of Wolt Shares

At the Closing, each Wolt share (including each Wolt share issued or issuable pursuant to a Pending Exercise) held by a Seller will be sold to DoorDash in exchange for (i) a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Per Share Closing Stock Consideration (as defined in the Share Purchase Agreement and described below), and (ii) the right to receive a portion of the shares of DoorDash Class A common stock released for payment with respect to such share (if any)

from the escrow funds established in connection with the Purchase as set forth in the Share Purchase Agreement as well as a portion of any shares of DoorDash Class A common stock issuable following the Closing in connection with the post-closing purchase price adjustments pursuant to the Share Purchase Agreement, in each case, at the time and in the manner contemplated in the Share Purchase Agreement. In addition, with respect to each Wolt Preferred Share (as defined below) held by a Seller, if the Per Share Preference Amount (as defined in the Share Purchase Agreement and described below) with respect to such share exceeds the Per Share Reference Amount (as defined in the Share Purchase Agreement and described below) (the amount of such excess, if any, the “Liquidation Preference Top-Up Amount”), then such holder will also be entitled to receive in the Purchase a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the Liquidation Preference Top-Up Amount with respect to such Wolt Preferred Share divided by the Acquiror Share Closing Trading Price (as defined in the Share Purchase Agreement and described below) (such shares issuable with respect to all Wolt Preferred Shares, if any, are referred to herein as the “Liquidation Preference Top-Up Shares”). After the Closing, each Seller will own shares of DoorDash Class A common stock and will no longer own Wolt securities.

In addition, certain key employees of Wolt entered into stock restriction agreements with DoorDash prior to the execution of the Share Purchase Agreement, which agreements provide the Restricted Consideration will be subject to a four-year time-based vesting schedule as set forth in the stock restriction agreement, subject to the key employee’s continued employment with Wolt, DoorDash or one of their subsidiaries through the applicable vesting date. If, prior to the date the Restricted Consideration is fully vested, there is a change in control of Wolt or DoorDash or the key employee’s employment is involuntarily terminated without “cause,” due to the key employee’s death or “disability” or for “good reason,” then a portion of the key employee’s then-unvested Restricted Consideration will become immediately vested, subject to the key employee (or his or her estate, as applicable) timely signing and not revoking a release of claims.

Pursuant to the Share Purchase Agreement, each Seller will agree that the consideration payable to each Wolt shareholder in connection with the Purchase (including with respect to the method of calculating the amount of consideration that each Wolt shareholder is entitled to receive with respect to the preference amounts (or otherwise) pursuant to the Wolt Stockholders’ Agreements or pursuant to the Wolt Articles of Association, collectively, the “Payment Rights”) is and shall constitute the sole and exclusive consideration that such holder is entitled to receive in connection with the Purchase, that the shares of DoorDash Class A common stock payable to such holder pursuant to the terms of the Share Purchase Agreement shall satisfy in full the Payment Rights, and that no Seller shall have any further claim, and each Seller expressly waives any claim, with respect to or in any way related to any Payment Rights or any rights to receive any Wolt shares following the Closing.

Pursuant to the Share Purchase Agreement, (i) the “Per Share Closing Stock Consideration” will equal a number of shares of DoorDash Class A common stock equal to the Total Share Consideration divided by the Company Security Number, and a portion of the Per Share Closing Stock Consideration will be subject to the holdback and escrow provisions of the Share Purchase Agreement, (ii) “Wolt Preferred Shares” means, collectively, the Wolt class B preferred shares, class C preferred shares, class D preferred shares, class E preferred shares, class F preferred shares and class G preferred shares, (iii) the “Per Share Preference Amount” means an amount specified by Wolt as the liquidation preference to which an applicable Wolt Preferred Share is entitled in connection with the Purchase pursuant to the Wolt Stockholders’ Agreements (as defined below) and the Wolt Articles of Association, (iv) the “Acquiror Share Closing Trading Price” means an amount equal to the volume weighted average price per share rounded to four (4) decimal places (with amounts 0.00005 and above rounded up) of the shares of DoorDash Class A common stock on the NYSE for the ten (10) consecutive trading days ending with the complete trading day ending on the date that is four (4) trading days prior to the Closing Date (as converted into euros pursuant to the Share Purchase Agreement) and (v) the “Per Share Reference Amount” means an amount equal to the Per Share Closing Stock Consideration multiplied by the Acquiror Share Closing Trading Price.

The Share Purchase Agreement provides that the Total Share Consideration will equal a number of shares of DoorDash Class A common stock equal to (i) 39,382,172, plus or minus, as applicable, (ii) a positive or negative number of shares (determined in the manner described below) based on the amount of Wolt’s cash and cash equivalents, transaction expenses, taxes, indebtedness and debt-like items, net working capital and aggregate option exercise prices for outstanding Wolt options (the “Consideration Adjustments”) and minus (iii) the aggregate number of Liquidation Preference Top-Up Shares issuable to the holders of Wolt Preferred Shares in connection with the Purchase, including all shares to be deposited into the escrow funds with respect thereto. For purposes of adjusting the Total Share Consideration, the Consideration Adjustments will be calculated in euros and converted into shares based on a per share price of DoorDash Class A common stock of U.S. $206.4513 converted from U.S. dollars into euros using the Closing Euro Exchange Rate. Further, the amount of any tax receivables (which have been confirmed by the Finnish Tax Administration as refundable or creditable to Wolt) of value-added taxes arising with respect to Wolt’s transaction costs will be taken into account when computing the amount of the Consideration Adjustments and hence also the amount of the Per Share Closing Stock Consideration.

Treatment of Wolt Options

At the Closing, each option to subscribe for Wolt class A common shares that is outstanding and unexercised as of immediately prior to the Closing (each, a “Wolt Option”) shall be treated as follows:

At the Closing, each in-the-money outstanding and unexercised vested option to subscribe for Wolt class A common shares (each, a “Vested Wolt Option,” and holders of Vested Wolt Options, “Wolt Vested Optionholders”) that is held by an optionholder who remains an employee of Wolt or its subsidiaries as of immediately following the Closing (each, a “Substitution-Eligible Vested Wolt Option”) will be cancelled and extinguished and DoorDash will grant to the holder thereof in substitution of such Substitution-Eligible Vested Wolt Option, subject to the terms and conditions of the applicable DoorDash equity incentive plan and any applicable award agreement thereunder, an option to purchase shares of DoorDash Class A common stock (each, a “Substitute Option”) such that (i) the number of shares of DoorDash Class A common stock issuable pursuant to such Substitute Option will equal the number of Wolt shares that were issuable upon the exercise of such Substitution-Eligible Vested Wolt Option as of immediately prior to the Closing, multiplied by the Per Share Closing Stock Consideration, with any resulting fractional share rounded up to the nearest whole share; and (ii) the exercise price per share of DoorDash Class A common stock issuable upon the exercise of the Substitute Option will equal the exercise price per share of such Substitution-Eligible Vested Wolt Option as of immediately prior to the Closing divided by the Per Share Closing Stock Consideration, which exercise price will be subject to a one-time conversion from euros to U.S. dollars based on the exchange ratio provided in the Amendment, rounded up to the nearest whole cent. Each Substitute Option will be vested and exercisable for the remainder of the exercise period applicable to the related Substitution-Eligible Vested Wolt Option except that: (w) with respect to any Substitute Options held by the Finnish tax residents, no portion of the Substitute Option will be exercisable until the one-year anniversary of the date the related Substitution-Eligible Vested Wolt Option was granted by Wolt; (x) a portion of the Substitute Options constituting the Indemnity Escrow Substitute Options will be subject to restrictions on exercise and cancellation in relation to the post-closing purchase price adjustment, escrow and indemnification provisions of the Share Purchase Agreement and will only become exercisable (if at all) when released from such restrictions; (y) a portion Substitute Options constituting the True-Up Escrow Substitute Options (if any) will be subject to restrictions on exercise and cancellation in relation to certain post-closing purchase price adjustment provisions of the Share Purchase Agreement and will only become exercisable (if at all) when released from such restrictions; and (z) upon the termination of such employee’s status as a service provider to DoorDash, the then-outstanding portion of the Substitute Option will be exercisable for three (3) months following the termination date, subject to certain extensions provided in the Share Purchase Agreement. In addition to the Substitute Option issuable in connection with the Closing, if any shares of DoorDash Class A common stock are issuable following the Closing in connection with the post-closing purchase price adjustments provided for in the Share Purchase Agreement, a holder of Substitution-Eligible Vested Wolt Options as of immediately prior to the Closing who continues to be an employee of DoorDash or its Subsidiaries at the time that such additional shares of DoorDash Class A common stock become issuable will be entitled to receive an additional Substitute Option reflecting such holder’s pro rata portion thereof as provided in the Share Purchase Agreement, which option will have an exercise price of $0.01 per share and would be required to be exercised prior to December 31 in the calendar year in which it was granted.

At the Closing, each Vested Wolt Option that is not a Substitution-Eligible Vested Wolt Option (each, a “Stock-Eligible Vested Wolt Option”) will be cancelled and extinguished and the holder thereof will be entitled to receive, subject to the execution and delivery to DoorDash of an Optionholder Acknowledgement and Waiver no later than the Post-Closing Deadline, the following: (i) a number of shares of DoorDash Class A common stock (subject to reduction for the shares to be deposited into the escrow funds established in connection with the Closing) equal to the product of (x) the number of Wolt shares issuable with respect to such Stock-Eligible Vested Wolt Option as of immediately prior to the Closing multiplied by (y) an amount equal to (1) the Per Share Closing Stock Consideration, minus (2) an amount equal to the quotient of (A) the per share exercise price of such Stock-Eligible Vested Wolt Option divided by (B) €177.7454, with any resulting fractional share rounded to the nearest whole share of DoorDash Class A common stock, and (ii) the right to receive a portion of the shares of DoorDash Class A common stock released for payment with respect to such share (if any) from the escrow funds established in connection with the Purchase as set forth in the Share Purchase Agreement as well as a portion of any shares of DoorDash Class A common stock issuable following the Closing in connection with the post-closing purchase price adjustments pursuant to the Share Purchase Agreement, in each case, at the time and in the manner contemplated in the Share Purchase Agreement.

At the Closing, each unvested Wolt Option (each, an “Unvested Wolt Option”) held by an optionholder who remains an employee of Wolt as of immediately following the Closing (a “Substitution-Eligible Unvested Wolt Option”), will be cancelled and extinguished and DoorDash will grant to such holder an award of restricted stock units covering shares of DoorDash Class A common stock (a “Substitute RSU”) subject to the terms and conditions of the applicable DoorDash equity incentive plan and any applicable award agreement thereunder such (1) that each Substitute RSU grant shall cover that number of shares of DoorDash Class A common stock equal to the product of (x) the number of shares of Wolt shares with respect to which such Substitution-Eligible Unvested Wolt Option was unvested as of immediately prior to the Closing multiplied by (y) an amount equal to (1) the Per Share Closing Stock Consideration, minus (2) an amount equal to the quotient of (A) the per share exercise price of such Substitution-Eligible Unvested Wolt Option divided by (B) €177.7454, with any resulting fractional share rounded to the nearest whole share of DoorDash Class A common stock. Each Substitute RSU shall commence vesting as provided in the Share Purchase Agreement, subject to the holder’s continued employment with DoorDash, Wolt or one of their Subsidiaries, except that (a) a portion of the Substitute RSUs constituting the Indemnity Escrow Substitute RSUs shall not vest or settle until the satisfaction of the conditions for the release to the holder thereof, and shall be subject to cancellation, pursuant to the Share Purchase Agreement and will only vest and settle (if at all) after released from such restrictions, in each case, at the time and in the manner contemplated in the Share Purchase Agreement and (b) a portion of the Substitute RSUs constituting the True-Up Escrow Substitute RSUs shall not vest or settle until the satisfaction of the conditions for the release to the holder thereof, and shall be subject to cancellation, pursuant to the Share Purchase Agreement and will only vest and settle (if at all) after released from such restrictions, in each case, at the time and in the manner contemplated in the Share Purchase Agreement. In addition, if any shares of DoorDash Class A common stock are issuable following the Closing in connection with the post-closing purchase price adjustments provided for in the Share Purchase Agreement, a holder of Substitution-Eligible Unvested Wolt Options as of immediately prior to the Closing who continues to be an employee of DoorDash or its Subsidiaries at the time that such additional shares of DoorDash Class A common stock become issuable will be entitled to receive an additional Substitute RSU reflecting such holder’s pro rata portion thereof as provided in the Share Purchase Agreement.

Pursuant to the Share Purchase Agreement, prior to the Closing, Wolt shall take, and the Sellers shall cause Wolt to take, all actions necessary or advisable to effect the cancellation of the Wolt Options as of the Closing and to otherwise effect the treatment of the Wolt Options provided in the Share Purchase Agreement. In addition, the Share Purchase Agreement requires Wolt to deliver a notice to the holders of Wolt Options summarizing, among other things and subject to certain exceptions specified in the Share Purchase Agreement, the treatment of the Wolt Options pursuant to the Share Purchase Agreement and Wolt shall request each holder of Wolt Options to execute and deliver an acknowledgement and waiver acknowledging and confirming the cancellation of such holder’s Wolt Options as provided in the Share Purchase Agreement, agreeing to a waiver similar to the waivers provided for in the Joinder Agreement and informing the optionholder of their right to exercise their vested and exercisable Wolt Options until the end of a subscription period determined by the Wolt Board as set forth in the Share Purchase Agreement (the “Optionholder Acknowledgement and Waiver”). The Share Purchase Agreement provides that, effective automatically upon the execution of Joinder Agreements by the requisite majority of Wolt shareholders provided under the Wolt Stockholders’ Agreements, that the Wolt Stockholders’ Agreements shall automatically be amended to provide that such notice to optionholders shall satisfy (and that Wolt will not be required to provide such optionholders further notices under) certain provisions of the Wolt Stockholders’ Agreements, except with respect to Wolt shareholders who were a party to a Wolt Stockholders’ Agreement prior to such amendment. While the holders of Stock-Eligible Vested Wolt Options will not be required to sign a Joinder Agreement in connection with the Purchase, each holder of Stock-Eligible Vested Wolt Option will be required to execute and deliver the Optionholder Acknowledgement and Waiver prior to the Post-Closing Deadline in order to receive the consideration payable pursuant to the Share Purchase Agreement with respect to such Stock-Eligible Vested Wolt Option and, if such holder fails to do so, such holder shall not be entitled to receive any consideration with respect to such Stock-Eligible Vested Wolt Options, notwithstanding that such option shall have terminated at the Closing. The delivery of an executed Optionholder Acknowledgment and Waiver is not a condition to the holders of Substitution-Eligible Vested Wolt Options or Substitution-Eligible Unvested Wolt Options receiving Substitute Options and Substitute RSUs as provided in the Share Purchase Agreement, as applicable, but such Substitute Options and Substitute RSUs will be subject to the terms and conditions of the applicable DoorDash equity incentive plan and applicable award agreement with respect thereto.

DoorDash expects to file a registration statement on Form S-8 under the Securities Act to register shares of DoorDash Class A common stock issuable with respect to the Substitute Options. However, the shares of DoorDash Class A common stock issuable with respect to Stock-Eligible Vested Wolt Options will continue to be registered on this Registration Statement, of which this prospectus forms a part.

Closing and Post-Closing Purchase Price Adjustments

Pursuant to the Share Purchase Agreement, prior to the Closing Date, Wolt will deliver to DoorDash an estimate of the Consideration Adjustments, including, among other things, an estimate of the Total Closing Adjustment Amount (as defined in the Share Purchase Agreement) and the other consideration components used to calculate the number of shares of DoorDash Class A common stock, Substitute Options and Substitute RSUs to be issued in connection with the Closing (the “Wolt Closing Statement”). Following a review period by DoorDash and after reflecting any updates to such estimated consideration components, Wolt will deliver a final Wolt Closing Statement, which will include, among other things, Wolt’s final estimate of the Total Closing Adjustment Amount and will be used for purposes of calculating the number of shares of DoorDash Class A common stock, Substitute Options and Substitute RSUs to be issued by DoorDash in connection with the Closing (such final estimate of the Total Consideration Adjustment Amount is referred to herein as the “Estimated Total Consideration Adjustment Amount”). Following the Closing, DoorDash will deliver to the Securityholder Representative a statement setting forth DoorDash’s calculation of the Total Closing Adjustment Amount. Any disagreement between DoorDash and the Securityholder Representative regarding the calculation of the Total Consideration Adjustment Amount will be resolved by a nationally recognized independent accounting firm, reasonably acceptable to DoorDash and Securityholder Representative.

Following such purchase price true-up process, to the extent Wolt’s Estimated Total Consideration Adjustment Amount resulted in an overstatement of the number of shares of DoorDash Class A common stock, Substitute Options and Substitute RSUs issuable by DoorDash in connection with the Closing, DoorDash will be entitled to recover such overstated amount from the Indemnity Escrow Available Recourse. If any Sellers holding Wolt Preferred Shares received Liquidation Preference Top-Up Shares in connection with the Closing, the True-Up Escrow Available Recourse will be available to compensate such holders of Wolt Preferred Shares to the extent such purchase price true-up adjustment resulted in a reduction to their pro rata portion of the shares held in the Indemnity Escrow Fund (as compared to what their pro rata portion of the shares held in the Indemnity Escrow Fund would have been if such post-closing adjustments had been made at the time of Closing).

Alternatively, to the extent Wolt’s Estimated Total Consideration Adjustment Amount results in an understatement of the number of shares of DoorDash Class A common stock, Substitute Options and Substitute RSUs issuable by DoorDash in connection with the Closing, DoorDash will issue an additional number of shares, Substitute Options and Substitute RSUs to the Wolt securityholders equal to such understated amount, which will be allocated among the Wolt securityholders pursuant to the allocation principles provided in the Share Purchase Agreement.

The Share Purchase Agreement provides that, after giving effect to the post-closing purchase price true-up payments contemplated in the Share Purchase Agreement, under certain circumstances and subject to certain limitations provided in the Share Purchase Agreement, DoorDash and the Securityholder Representative shall make such adjustments to the allocation, distribution, transfer and cancellation of the amounts held in the True-Up Escrow Fund or that otherwise constitute a portion of the True-Up Escrow Available Recourse (and shall be entitled, upon the mutual written agreement of DoorDash and the Securityholder Representative, to adjust the allocation, distribution, transfer and cancellation of the amounts held in the Indemnity Escrow Fund or that otherwise constitute a portion of the Indemnity Escrow Available Recourse), in each case, as they may determine to be required in their respective reasonable discretion to ensure the applicable Sellers holding Wolt Preferred Shares receive the Liquidation Preference Top-Up Shares in full and the remainder of consideration is distributed or released, as applicable, from the True-Up Escrow Available Recourse and the Indemnity Escrow Available Recourse so that all holders of Wolt securities receive an economic benefit therefrom that in each case is based on the distribution of proceeds set forth in the Wolt Stockholders’ Agreements and the Wolt Articles of Association.

The consideration issuable in the transaction is subject to several adjustments, many of which will not be known until the Closing. While the date of the Closing has not yet been determined, set forth below is Wolt’s preliminary estimate of the Per Share Closing Stock Consideration and certain related estimates. These estimates are based on several estimates and assumptions, including (among others) that the Closing would occur during the first half of calendar year 2022, Wolt’s current estimate of the Consideration Adjustments (including a preliminary forecast of Wolt’s closing balance sheet), the estimated number of Wolt securities anticipated to be outstanding as of the Closing, that no Liquidation Preference Top-Up Shares will be issuable in connection with the Purchase and that none of the DoorDash shares, options or restricted stock units issuable in connection with the Closing will need to be withheld or escrowed as True-Up Escrow Shares, True-Up Escrow Substitute Options or True-Up Escrow Substitute RSUs. Subject to the foregoing, Wolt currently estimates that the Per Share Closing Stock Consideration (after reduction for the Indemnity Escrow Shares, Indemnity Escrow Substitute Options and Indemnity Escrow RSUs) would equal approximately 0.059. Based on the amount of such estimated Per Share Closing Stock Consideration, Wolt estimates (i) that one (1) share of DoorDash Class A common stock would be issuable in connection with the Closing to a Seller holding approximately 17 to 18 Wolt Shares at the time of Closing, and (ii) that a

Substitute Option to purchase one (1) share of DoorDash Class A common stock would be issuable in connection with the Closing to a holder of Substitution-Eligible Vested Wolt Options entitling such holder to subscribe for approximately 17 to 18 Wolt Shares. The number of shares of DoorDash Class A common stock issuable with respect to Stock-Eligible Vested Wolt Options and the number of Substitute RSUs that will be granted with respect to Substitution-Eligible Unvested Wolt Options will depend, in part, on the exercise price payable upon the exercise of such Wolt option. Based on the above estimate of the Per Share Closing Stock Consideration and the range of exercise prices applicable to the Stock-Eligible Vested Wolt Options and Substitution-Eligible Unvested Wolt Options that are outstanding on the date hereof, Wolt estimates (a) that one (1) share of DoorDash Class A common stock would be issuable in connection with the Closing with respect to Stock-Eligible Vested Wolt Options entitling such holder to subscribe for approximately 17 to 20 Wolt Shares and (b) that a Substitute RSU to receive one (1) share of DoorDash Class A common stock would be issuable with respect to a Substitution-Eligible Unvested Wolt Option entitling such holder to subscribe for approximately 17 to 20 Wolt Shares. Such estimates do not include the portion of the Indemnity Escrow Shares, Indemnity Escrow Substitute Options or Indemnity Escrow Substitute RSUs, which will be subject to the escrow, forfeiture and cancellation terms set forth in the Share Purchase Agreement as described further below. The actual amount of the Per Share Closing Stock Consideration and the related amounts estimated above will not be determined until the Closing, and any changes in the estimates or assumptions described above as compared to the actual amounts used to calculate the Consideration Adjustments and the other adjustments to the consideration payable in the Purchase would result in a decrease or increase, as applicable, to the Per Share Closing Stock Consideration. Without limiting the foregoing, if any Liquidation Preference Top-Up Shares are issuable pursuant to the Share Purchase Agreement, such shares will reduce the Total Share Consideration, which will reduce the Per Share Closing Stock Consideration.

DoorDash Class A common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DASH.” On April 11, 2022, the last reported sale price of a share of DoorDash Class A common stock on the NYSE was $104.72. We urge you to obtain current market quotations for the DoorDash Class A common stock because the value of the Per Share Closing Stock Consideration will fluctuate.

c.	The disclosure under the heading “Escrow Fund; Indemnity Escrow Available Recourse” beginning on page 118 of the Prospectus is hereby amended and restated to read as follows:

In connection with the Closing, DoorDash will hold back from the shares of DoorDash Class A common stock otherwise payable to the Sellers and the holders of Stock-Eligible Vested Wolt Options a number of shares of DoorDash Class A common stock equal to such Seller’s and/or Wolt optionholder’s Pro Rata Indemnity Escrow Portion (as defined in the Share Purchase Agreement and described below) of the Indemnity Escrow Number (as defined below), rounded up to the nearest whole share (such shares, the “Indemnity Escrow Shares”). As soon as reasonably practicable after the Closing, DoorDash will deposit the Indemnity Escrow Shares with Computershare Trust Company, or another person selected by DoorDash to serve as an escrow agent (the “Escrow Agent”), which shall be held in trust as an escrow fund (the “Indemnity Escrow Fund”) in accordance with the terms of the Share Purchase Agreement and the escrow agreement (the “Escrow Agreement”). The Indemnity Escrow Shares, together with a portion of the Substitute Options and Substitute RSUs issuable in connection with the Closing (which portion will be based on each Wolt optionholder’s Pro Rata Indemnity Escrow Portion of the Indemnity Escrow Number) shall constitute the “Indemnity Escrow Available Recourse” and the Indemnity Escrow Available Recourse shall be available to compensate the Indemnified Parties for any claims by such Indemnified Party for any losses suffered or incurred by them and for which they are entitled to recovery under the Share Purchase Agreement. The Substitute Options and Substitute RSUs included in the Indemnity Escrow Available Recourse are referred to herein as the “Indemnity Escrow Substitute Options” and the “Indemnity Escrow Substitute RSUs,” respectively. Pursuant to the Share Purchase Agreement, (i) the “Indemnity Escrow Number” means a number equal to 2,250,409 and (ii) the “Pro Rata Indemnity Escrow Portion” means, with respect to each Indemnifying Party, an amount (expressed as a percentage) equal to the quotient of (x) the aggregate number of shares of DoorDash Class A common stock issuable to such Indemnifying Party in connection with the Closing with respect to their Wolt shares and Stock-Eligible Vested Wolt Options plus the aggregate number of shares of DoorDash Class A common stock issuable to such Indemnifying Party upon the full exercise of all Substitute Options and the full settlement of all Substitute RSUs issuable to such Indemnifying Party in connection with the Closing (in each case, prior to giving effect to the reduction of such amounts for the escrow amounts contemplated pursuant to the Share Purchase Agreement), divided by (y) the sum of the aggregate number of shares of DoorDash Class A common stock issuable to all Indemnifying Parties in connection with the Closing with respect to their Wolt shares and Stock-Eligible Vested Wolt Options plus the aggregate number of shares of DoorDash Class A common stock issuable to all Indemnifying Parties upon the full exercise of all Substitute Options and the full settlement of all Substitute RSUs issuable in connection with the Closing (in each case, prior to giving effect to the reduction of such amounts for the escrow amounts contemplated pursuant to the Share Purchase Agreement).

In addition, after giving effect to the hold back and escrow of the Indemnity Escrow Shares, if the number of shares of DoorDash Class A common stock actually payable with respect to a Wolt Preferred Share in connection with the Closing has an attributed value (based on the Acquiror Share Closing Trading Price and excluding the Indemnity Escrow Shares) that is less than the Per Share Preference Amount with respect to such Wolt Preferred Share (such Wolt Preferred Shares, the “Potential Preference Eligible Wolt Preferred Shares”), then an additional escrow shall be established and DoorDash will hold back from the shares of DoorDash Class A common stock otherwise payable to the Sellers and the holders of Stock-Eligible Vested Wolt Options a number of shares equal to such Seller’s and/or Wolt optionholder’s Pro Rata Contribution Escrow Portion (as defined in the Share Purchase Agreement and described below) of the True-Up Escrow Share Number (as defined in the Share Purchase Agreement and described below), rounded up to the nearest whole share (such shares, the “True-Up Escrow Shares”). As soon as reasonably practicable after the Closing, DoorDash will deposit the True-Up Escrow Shares with the Escrow Agent, which shall be held in trust as an escrow fund (the “True-Up Escrow Fund”) in accordance with the terms of the Share Purchase Agreement and the Escrow Agreement. The True-Up Escrow Shares, together with a portion of the Substitute Options and Substitute RSUs issuable in connection with the Closing (which portion will be based on each Wolt optionholder’s Pro Rata Contribution Escrow Portion of the True-Up Escrow Share Number) shall constitute the “True-Up Escrow Available Recourse” and the True-Up Escrow Available Recourse shall be available for distribution pursuant to the purchase price true-up provisions of the Share Purchase Agreement. The Substitute Options and Substitute RSUs included in the True-Up Escrow Available Recourse (if any) are referred to herein as the “True-Up Escrow Substitute Options” and the “True-Up Escrow Substitute RSUs,” respectively. If applicable, (i) the “True-Up Escrow Share Number” will equal the number of Indemnity Escrow Shares deposited into the Indemnity Escrow Fund with respect to the Potential Preference Eligible Wolt Preferred Shares and (ii) the “Pro Rata Contribution Escrow Portion” shall mean, with respect to each Indemnifying Party, an amount (expressed as a percentage) equal to the quotient of (x) the number of Wolt securities (excluding the Potential Preference Eligible Wolt Preferred Shares and excluding Wolt Preferred Shares entitled to receive Liquidation Preference Top-Up Shares in connection with the Closing) held by such Indemnifying Party as of immediately prior to the Closing (calculated on an as-converted basis), divided by (y) the number of Wolt securities (excluding the Potential Preference Eligible Preferred Stock and excluding Wolt Preferred Shares entitled to receive Liquidation Preference Top-Up Shares in connection with the Closing) held by all Indemnifying Parties as of immediately prior to the Closing (calculated on an as-converted basis).

On or prior to the date that is three (3) business days after the date that is fifteen (15) months following the Closing Date (the “Expiration Date”), DoorDash and the Securityholder Representative shall cause to be released or removed, as applicable from the Indemnity Escrow Available Recourse that number of Indemnity Escrow Shares, Indemnity Escrow Substitute Options and Indemnity Escrow Substitute RSUs (starting (i) first, with Indemnity Escrow Shares in reverse chronological order of latest vesting, (ii) second, with Indemnity Escrow Substitute RSUs in reverse chronological order of latest to satisfy time-based vesting requirements under Section 1.1(h)(ii) of the Share Purchase Agreement, (iii) third, with Indemnity Escrow Substitute Options and (iv) fourth, with Indemnity Escrow Shares which are not subject to vesting), in each case, having an aggregate value equal to (x) the aggregate amount then-remaining in the Indemnity Escrow Available Recourse, less (y) such aggregate amount of Indemnity Escrow Shares, Indemnity Escrow Substitute Options and Indemnity Escrow Substitute RSUs as is reasonably necessary (with each Indemnity Escrow Share and Indemnity Escrow Substitute RSU being valued at the Acquiror Share Deemed Value (as defined in the Share Purchase Agreement) and each Indemnity Escrow Substitute Option being valued at the Acquiror Share Deemed Value minus the amount of the exercise price of such Indemnity Escrow Substitute Option)) to satisfy any then-unsatisfied claims specified in a valid claim notice delivered in good faith to the Securityholder Representative on or prior to the Expiration Date (the amount to be released or removed, as applicable, the “Initial Indemnity Escrow Release Amount”) and shall, in respect of each of the Indemnifying Parties, transfer to (in the case of DoorDash Class A common stock), or cancel the escrow-related restrictions on exercise of (in the case of the Substitute Options) or cancel the escrow-related vesting terms of (in the case of Substitute RSUs) the Initial Indemnity Escrow Release Amount in accordance with his, her, or its pro rata portion. DoorDash and the Securityholder Representative shall deliver to the Escrow Agent a joint written instruction to release from the Indemnity Escrow Fund the portion of the Initial Indemnity Escrow Release Amount comprised of Indemnity Escrow Shares.

Upon the resolution of all pending indemnification claims for which a portion of the Indemnity Escrow Available Recourse was withheld (and after any distributions from the Indemnity Escrow Available Recourse to the Indemnified Parties), DoorDash and the Securityholder Representative shall cause to be released (in the case of DoorDash Class A common stock) or removed (in the case of Indemnity Escrow Substitute Options and Indemnity Escrow Substitute RSUs) from the Indemnity Escrow Available Recourse all then remaining amounts in the Indemnity Escrow Fund (the “Final Indemnity Escrow Release Amount”), and cause DoorDash Class A common stock to be transferred to the Indemnifying Parties, or cause the escrow-related restrictions on exercise (in the case of the then remaining Indemnity Escrow Substitute Options) and the escrow-related vesting terms (in the case of the then remaining Indemnity Escrow Substitute RSUs) to be cancelled in accordance with each Indemnifying Parties’ Pro Rata Indemnity Escrow Portion.

d.	The disclosure under the heading “Fractional Shares” on page 119 of the Prospectus is hereby amended and restated to read as follows:

No fractional shares will be issued in the Purchase. Instead, the shares issuable to each Seller shall be aggregated on a Seller-by-Seller basis, and the number of shares of DoorDash Class A common stock to be issued to each Seller in exchange for the Wolt shares held by such Seller shall be rounded up to the nearest whole number. After the Closing, each Seller will own shares of DoorDash Class A common stock and will no longer own Wolt securities.

e.

The tenth, eleventh and twelfth bulleted disclosures under the heading “Conditions to Completion of the Transaction” beginning on page 130 of the Prospectus are hereby amended, restated and supplemented to read as follows:

•

(i) DoorDash shall have received Joinder Agreements from Wolt shareholders (including the Supporting Stockholders) duly executed by, and binding upon, each such Wolt shareholder in its, his or her own and personal capacity (without application or enforcement of the drag-along provisions in the Wolt Stockholders’ Agreements), collectively owning all right, title and interest in and to the Supermajority Securities, in each case as of the Closing, as well as, if applicable, Lockup Agreements from each of those Wolt shareholders (including the Supporting Stockholders) delivering Joinder Agreements who hold at least 1.5% of the outstanding Wolt shares (other than any person or entity who has executed a stock restriction agreement with DoorDash), in each case, such that at the Closing, DoorDash obtains a statutory right to initiate a squeeze-out process pursuant to Chapter 18 of the Finnish Companies Act (624/2006, as amended, (ii) each such Supermajority Securityholder shall have become a party to the Share Purchase Agreement and (iii) such Lockup Agreements and Joinder Agreements shall be in full force and effect and no Supermajority Securityholder shall have made any claim or commenced any litigation challenging the validity or enforceability of the Drag-Along Exercise or such Lockup Agreements or Joinder Agreements;

•

(i) DoorDash shall have received Joinder Agreements from Wolt shareholders, duly executed by or on behalf of, and binding upon, each such Wolt shareholder (including by such person’s agent and attorney pursuant to the Wolt Stockholders’ Agreements and in accordance with applicable law), collectively owning all right, title and interest in and to 100% of the outstanding Wolt shares as of the Closing, calculated on a fully-diluted basis and (ii) each Wolt shareholder (including any securityholder subject to a Pending Exercise) shall have become a party to the Share Purchase Agreement;

•

at the Closing, DoorDash shall acquire (i) all right, title and interest in and to the Supermajority Securities, free and clear of all liens and (ii) all right, title and interest in all of the Minority Dragged Shares, free and clear of all liens except for liens arising from the challenge, if any, by the holders of Minority Dragged Shares of the validity of the execution of the Joinder Agreement on behalf of such holders of the Minority Dragged Shares pursuant to the Wolt Stockholders’ Agreements;

•	effective as of the Closing, all options to subscribe for Wolt shares shall have been cancelled;

f.	The third paragraph of the disclosure under the heading “Indemnification” beginning on page 133 of the Prospectus is hereby amended and restated to read as follows:

The Indemnity Escrow Available Recourse shall be available to compensate the Indemnified Parties for any claims by such Indemnified Party for any losses suffered or incurred by them and for which they are entitled to recovery under the Share Purchase Agreement. The Indemnifying Parties will not be required to make any indemnification payments for any inaccuracy or breach of the representations and warranties of Wolt until (i) the Losses for any particular loss (and any related indemnifiable losses arising from the same or substantially similar underlying facts, circumstances, or claims) exceeds €750,000 and (ii) the total amount of all Losses that have been directly or indirectly suffered or incurred by any one or more of the Indemnified Parties as a result of any inaccuracy in or breach of any of the representations and warranties of Wolt or any breach of any covenant by Wolt or the Securityholder Representative, in the aggregate, exceeds €25 million in the aggregate; provided, however, that the aforementioned requirements set forth in clauses (i) and (ii) to make any indemnification payments will not apply to breaches of fundamental representations or warranties of Wolt or any fraud by Wolt. Indemnification claims for losses directly or indirectly resulting from the matters set forth in a certain confidential schedule shall be limited, in the aggregate to €200 million from the Indemnity Escrow Available Recourse. The sole recourse of the Indemnified Parties for indemnification claims for breach of the Wolt representations and warranties will be the Indemnity Escrow Available Recourse; provided, however, that the aforementioned limitation will not apply to breaches of fundamental representations or warranties or any fraud by Wolt.

9.	The section of the Prospectus entitled “ANCILLARY AGREEMENTS” is supplemented as follows:

a.	The second paragraph of the disclosure under the heading “The Support Agreements” on page 138 of the Prospectus is hereby amended and restated to read as follows:

In connection with the execution of the Original Share Purchase Agreement, the Supporting Stockholders entered into the Support Agreements with DoorDash, pursuant to which each Supporting Stockholder agreed to sell their Wolt shares to DoorDash in accordance with the terms of the Support Agreements and enter into the Share Purchase Agreement as a Seller thereunder, and be bound by the obligations set forth therein through the execution of a Joinder Agreement, within seventy-two (72) hours following the Registration Statement Effective Date. The Support Agreements were entered into by holders of 5% or more of Wolt shares, executive officers, directors or founders of Wolt. In connection with DoorDash, Wolt and the Securityholder Representative entering into the Amendment, each Supporting Stockholder entered into an acknowledgement agreement with respect to the amendment of the Share Purchase Agreement.

b.	The disclosures under the heading “The Joinder Agreements” on page 139 of the Prospectus are hereby amended and restated to read as follows:

The following section summarizes material provisions of the Joinder Agreements, the form of which is included in this prospectus as Annex D, which form is incorporated by reference herein in its entirety, and qualifies the following summary in its entirety. Under the Share Purchase Agreement, each Wolt shareholder and any other Wolt securityholder subject to a Pending Exercise will be given the opportunity to execute a Joinder Agreement, pursuant to which such Wolt shareholder or securityholder, as applicable, will be added as a party to the Share Purchase Agreement as a Seller in the same manner and capacity as if such Wolt shareholder or securityholder, as applicable, was an original party to the Share Purchase Agreement. DoorDash and Wolt are each contemplated to be a party to the Joinder Agreements. Each Wolt securityholder party to the Joinder Agreements would represent and warrant, among other things, as to the number and kind of securities held by such Wolt securityholder.

Additionally, each party to the Joinder Agreements will agree and acknowledge that, if a Wolt shareholder becomes a party to the Share Purchase Agreement solely as a result of the Drag-Along Exercise, then such Wolt shareholder will not be considered to have made any representation or warranty in the Joinder Agreements or the Share Purchase Agreement, nor will such Wolt shareholder be bound by any restrictive covenants, obligations or agreements set forth in the Joinder Agreements or the Share Purchase Agreement, to the extent that making any such representations or warranties or being bound by any such restrictive covenants, obligations or agreements by such Wolt shareholder would cause any of the Drag Conditions (as defined in the Wolt Stockholders’ Agreements) not to be satisfied with respect to such Wolt shareholder and the Purchase. Upon the execution of a Joinder Agreement, the Wolt shareholders party to such Joinder Agreements agree that DoorDash, Wolt and the Securityholder Representative will be entitled to enforce, and seek remedies under, the Share Purchase Agreement against such Wolt shareholder party in its capacity as a Seller on the terms and subject to the conditions set forth in the Share Purchase Agreement.

*                        *                        *

Forward-Looking Statements

This supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of our proposed acquisition of Wolt, and (ii) expectations related to the per share closing stock consideration upon the completion of the Transaction, projected capitalization following the completion of the Transaction, and estimated ownership and voting power of the DoorDash and Wolt founders, DoorDash directors and officers and other parties following the completion of the Transaction.

The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	DoorDash’s and Wolt’s ability to establish and maintain strategic collaborations, licensing or other arrangements, and the terms of and timing such arrangements;

•	the timing to consummate the Transaction;

•	the failure to satisfy the conditions to the Closing;

•

the inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits and synergies of the Transaction, or the risk that the anticipated benefits and synergies of the Transaction may not be fully realized or take longer to realize than expected;

•	unexpected costs, liabilities or delays in connection with or with respect to the Transaction;

•	the diversion of DoorDash and Wolt management time on issues related to the Transaction;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Purchase Agreement;

•	the failure to consummate or delay in consummating the Transaction;

•

the effect of the announcement or pendency of the Transaction on DoorDash’s or Wolt’s customers, employees and business relationships, operating results, ability to retain and hire key personnel and businesses generally;

•	the dilution caused by DoorDash’s issuance of additional shares of its common stock in the Transaction;

•

the stock price of DoorDash Class A common stock could decline before the completion of the Transaction, including as a result of the financial performance of DoorDash or Wolt or more generally due to broader stock market movements and the performance of peer group companies;

•	competitive pressures in the markets in which DoorDash and Wolt operate;

•	failure of the Transaction to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code;

•	potential legal proceedings relating to the Transaction and the outcome of any such legal proceeding;

•

the COVID-19 pandemic, including the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume;

•	changes in laws or regulations; and

•	changes in general economic conditions.

For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the section titled “Risk Factors” beginning on page 19 of the Prospectus as supplemented by this Supplement. Additionally, see the section titled “Where You Can Find More Information” beginning on page 184 of the Prospectus.

The risks and uncertainties described and referred to above are not exclusive and further information concerning DoorDash and Wolt and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Additional information concerning these risks and uncertainties is contained in DoorDash’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus. Except as required by law, DoorDash and Wolt assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and, where applicable, the requirements under the securities laws of any other applicable jurisdiction.

Important Additional Information Has Been Filed with the SEC

DoorDash has filed with the SEC a registration statement on Form S-4, which includes a prospectus of DoorDash. INVESTORS ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DOORDASH, WOLT, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain free copies of the prospectus and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov and on DoorDash’s website at ir.doordash.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Amendment to the Share Purchase Agreement, dated as of April 9, 2022, by and among DoorDash, Inc., Wolt Enterprises Oy and Mikko Kuusi, as the Securityholder Representative

2.2	Form of Lockup Agreement by and between DoorDash, Inc. and each of the parties named in each agreement therein

2.3	Form of Joinder Agreement by and between DoorDash, Inc. and each of the parties named in each agreement therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH, INC.

Date: April 14, 2022	By:	/s/ Tony Xu
	Name:	Tony Xu
	Title:	Chief Executive Officer
(Principal Executive Officer)